As filed with the Securities and Exchange Commission on July 1, 2026.

Registration No. 333-295512

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3 TO FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENIUS GROUP LIMITED

(Exact name of registrant as specified in its charter)

(Translation of Registrant’s name into English)

Singapore	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3 Temasek Avenue,

#18-01, Centennial Tower,

Singapore 039190

Tel: +65 +6950 3859

(Address and telephone number of Registrant’s principal executive offices)

Jolie Kahn, Esq.

430 Park Avenue, 19th floor

New York, NY 10022

Tel: (516) 217-6379

Fax: (866) 705-3071

(Name, address, and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 1, 2026

PRELIMINARY PROSPECTUS

GENIUS GROUP LIMITED

Up to 2,362,149 Ordinary Shares in the Aggregate

Pursuant to this prospectus, the selling shareholders of Genius Group Limited, a Singapore corporation (the “Company”), identified in this prospectus (the “selling shareholders”) may offer its ordinary shares, without par value or ordinary shares underlying prefunded warrants (“common shares”), from time to time if and to the extent as such selling shareholders may determine, as described in the section entitled “Plan of Distribution,” at prevailing market prices, at prices based upon prevailing market prices or at negotiated prices. If any common shares are sold, the selling shareholders will pay any brokerage commissions and/or similar charges incurred for the sale of such shares.

This prospectus covers the resale by the Selling Stockholders of up to 2,362,149 Ordinary Shares in the aggregate. The common shares were sold at a price per share of $0.40 (unless otherwise designated, all dollar amounts are in USD).

We are not selling any common shares included in this prospectus. While we will not receive any of the proceeds from the sale of any common shares sold by the selling shareholders pursuant to this prospectus, we will receive proceeds from any exercise of the selling shareholder warrants, assuming such exercise does not occur on a cashless exercise basis. See the additional information provided under the headings “Use of Proceeds” and “Selling Shareholders.”

Our principal executive offices are located at 3 Temasek Avenue, #18-01, Centennial Tower, Singapore 039190, which is also our registered address, and our telephone number is +65 6950 3859. The address of our website is www.geniusgroup.ai. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus. Our agent for service of process in the United States is Jolie Kahn, Esq.

Our common shares are listed and posted for trading on the NYSE American (“NYSE”) under the symbol “GNS.” On June 29, 2026, the per share closing price on NYSE was $0.188 per common share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus, including the additional information described under the heading “Incorporation of Certain Information by Reference,” and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. Before buying our securities, you should consider carefully the risks described under the caption “Risk Factors” beginning on page 9 of this prospectus and in the documents incorporated by reference in this prospectus and refer to the risk factors that may be included in a prospectus supplement and in our reports and other information that we file with the U.S. Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state or regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated July 1, 2026.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE 5 OF THIS BASE PROSPECTUS, THE APPLICABLE PROSPECTUS SUPPLEMENT, AND IN ANY APPLICABLE FREE WRITING PROSPECTUS, AS WELL AS UNDER SIMILAR HEADINGS IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS BASE PROSPECTUS.

Our ordinary shares (the “ordinary shares” or the “common stock”) is currently listed on The NYSE American (“NYSE”) under the symbol “GNS.” On June 29, 2026, the last reported sales price for our common stock was $0.188 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 1, 2026.

Explanatory Notes: On August 16, 2024, we effected a 1-for-10 reverse split with respect to our issued and outstanding ordinary shares. Unless we indicate otherwise or the context otherwise requires, all information in this prospectus gives effect to this share split.

As of the date of this prospectus as amended, the Company has repurchased all of the Pre-Funded Warrants, and this now only registers the 2,362,149 Ordinary Shares that were issued in the April 16, 2026 private placement.

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ABOUT THIS PROSPECTUS

ABOUT THIS PROSPECTUS

This prospectus is a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”). This prospectus covers the resale by the Selling Stockholders of up to 2,362,149 Ordinary Shares in the aggregate.

As allowed by SEC rules, this prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each of the securities. Each time we offer and sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering. Any prospectus supplement or free writing prospectus may also add, update, or change information contained in this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectuses prepared by or on behalf of us or selling securityholders or to which we have referred you, together with the information incorporated by reference as described under the headings “Where You Can find Additional Information” and “Incorporation of Certain Information by Reference,” including the risks referred to under the heading “Risk Factors” in this prospectus, in the applicable prospectus supplement and any related free writing prospectus and in the other documents that are incorporated by reference into this prospectus, before buying any of the securities being offered. Statements contained in this prospectus and any accompanying prospectus supplement or in any applicable free writing prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should rely only on the information incorporated by reference or provided in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectuses prepared by or on behalf of us or to which we have referred you. We have not authorized anyone else to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by us or on our behalf or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the applicable document. You should also not assume that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

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This prospectus and the information incorporated by reference in this prospectus contain summaries of provisions of certain other documents, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

You should only rely on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any related free writing prospectus. We have not authorized anyone to provide you with information different from what is contained or incorporated by reference into this prospectus, applicable prospectus supplement or any related free writing prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, applicable prospectus supplement or any related free writing prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, applicable prospectus supplement or any related free writing prospectus. You should assume that the information contained in this prospectus, any prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference therein is accurate only as of the date on its face, regardless of the time of delivery of this prospectus, any prospectus supplement, any related free writing prospectus or any sale of a security under this registration statement. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

For investors outside the United States: We have not taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to Genius Group, the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Genius Group Limited and its consolidated subsidiaries.

All subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q, 8-K and 6-K filed by us pursuant to the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus. We also incorporate by reference any Form 6-K that we furnish to the SEC after the date of the initial registration statement and prior to effectiveness, or after the date of this prospectus and prior to the termination of the offering, if the Form 6-K expressly states that it is incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part.

Presentation of Financial Information

Our consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board. None of the consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The terms “dollar,” “USD” and “$” refer to U.S. dollars, unless otherwise indicated.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus and the documents incorporated by reference in this prospectus carefully before deciding to invest in our securities.

Prospectus Summary

This summary contains basic information about us and this offering. This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus. This summary is not complete and may not contain all of the information that may be important to you and that you should consider before deciding whether or not to invest in our securities. For a more complete understanding of Genius Group and this offering, you should carefully read this prospectus, including the information incorporated by reference into this prospectus, in its entirety. Investing in our securities involves risks that are described in the section of this prospectus entitled “Risk Factors,” under the heading “Item 1A. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2025, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, and in our other filings with the SEC.

Our Company

We believe that we are a world leading AI Education and Acceleration Group based on student numbers with a student base of 4 million on GeniusU at the end of December 2025, and 6 million users across all Genius Group companies. Our mission is to disrupt the current education model with a student-centered, lifelong learning curriculum that prepares students with the leadership, entrepreneurial and life skills to succeed in today’s market.

To help achieve our mission, we completed an IPO on NYSE American, on April 14, 2022. Over the last three years we have achieved significant year-over-year operational growth through a combination of organic growth and acquisition. Our Pre-IPO Group includes our holding company, Genius Group Ltd, our Edtech platform, GeniusU Ltd, and two companies that were acquired: Entrepreneurs Institute in 2019 and Entrepreneur Resorts in 2020 (spin-off completed on October 2, 2023).

In 2025, we reintegrated Entrepreneur Resorts into the Group via an Asset Purchase Agreement, renamed as Genius Resorts, and through the year the Company has continued integrating AI-enabled tools across its learning platforms and internal systems to enhance personalization, efficiency, and user engagement.

During 2025 the Company has focused on strengthening operational discipline, improving cost structures, and aligning its education businesses under three primary operating pillars: Genius School (for children up to High School graduation), Genius Academy (for adult learners), and Genius Resorts (for our adult learning campuses and Genius City model).

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Genius School – In 2025 we have continued to expand our education system to age groups beyond our adult audience, to children and young adults, as part of our goal to deliver a full lifelong learning pathway. Our School segment Group Companies include Education Angels, which provides home-based early learning in New Zealand for children from 0 to 5 years old, and Pro Education (“Pro Ed”), which provides early learning, primary and middle school education through its Yayasan and PT entities across two campuses in Bali, Indonesia. Pro Ed was acquired in November 2025 as part of a combined transaction with Genius City.

Genius Academy - The core entrepreneur education system has been delivered virtually and in-person, in multiple languages, locally and globally mainly via our GeniusU Edtech platform to adults seeking to grow their entrepreneur and leadership skills. Our partners and community are global with an average of 5,700 new students joining our GeniusU platform each week in 2025. Our City Leaders have been conducting our events (physically or virtually) in over 100 cities and over 2,500+ faculty members have been operating their microschools using our online tools.

Genius Academy also includes Property Investors Network, which provides property investment courses and events across fifty city chapters in England, United Kingdom, whilst University of Antelope Valley, which provided vocational certifications and university degrees in Lancaster, California, USA, is included in our 2024 and 2025 financial results and is currently in the process of liquidation, with its operations classified within discontinued operations. Revealed Films, a media production company that specializes in multi-part documentaries is also currently classified within discontinued operations.

Genius Resorts - Our Resorts segment comprises our hospitality businesses, including Tau Game Lodge and Matla Game Lodge in South Africa, and Vision Villas and Genius Café in Bali, Indonesia, all of which were acquired during 2025. These properties complement our education businesses by providing location-based experiential learning environments that link local mentors and partners to our global community of students and entrepreneurs, and are included in our 2025 financial results as part of our Resorts segment.

In coming years, we plan to continue the growth of our Group through a combination of organic growth of our Edtech platform together with the acquisition of various education companies that we believe provide complementary programs that can be added to our Genius Curriculum. This Report provides details of both our acquisition strategy together with our plans to integrate these Group Companies together with future acquisitions into our Edtech platform, “AI education and acceleration” vision, Genius Curriculum and “freemium” student and partner conversion models.

Following the enactment of the GENIUS Act (Guiding and Establishing National Innovation for U.S. Stablecoins) on July 18, 2025, the Company announced plans to become a Permitted Payment Stablecoin Issuer (‘PPSI’), enabling the use of stablecoin-based payments across its GeniusU education platform, including student wallets, partner payments, and mentor compensation in real time. The Company’s acquisition of a 9.9% stake in Jewel Bank (described below) significantly accelerates these plans by providing access to an already-licensed stablecoin-issuing digital bank.

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On April 20, 2026, the Company received a final ICC International Court of Arbitration award against LZG International, Inc., entitling the Company to the return of 7,387,374 shares of Genius common stock and a cash payment of $7,971,168.53. This award, combined with the ERL Share Count Exercise (described below), resulted in the identification of 30.1 million shares for retirement.

On January 12, 2026, the Company announced a Share Count Date of February 13, 2026 to resolve a discrepancy in GNS shares held by brokers following the ERL spin-off in August 2023. Of 50,000,000 GNS shares originally issued to ERL shareholders, only 32,789,274 shares (66%) were verified and claimed including insiders. The remaining unclaimed shares, together with the ICC award shares, total 30.1 million shares identified for retirement and removal from the public float, representing approximately 25.8% of the Company’s public float prior to retirement. On April 23, 2026, the Company announced that, excluding the 30.1 million shares being retired and excluding 30.4 million shares owned by insiders and held as restricted book entry form at VStock, and including the shares issued pursuant to the investment led by American Ventures LLC on April 16, 2026, the Company’s remaining public float is 116.7 million shares.

The Current Transaction

On April 16, 2026, the Company consummated an offering of common shares based upon the securities purchase agreement it entered into with certain investors, including American Ventures LLC as lead investor for the purchase and sale of 2,297,297 of its ordinary shares, no par value (“ordinary shares”, or the “common stock”), at a public offering price of $0.37 per share. The offering was the first part of the transaction, with the second part of the transaction being the Company’s acquisition of a 9.9% equity stake in Jewel Financial Limited, the sole shareholder of Jewel Bancorp Limited (Bermuda’s only dual-licensed digital bank), funded by $5.5 million of the net proceeds from the Offering together with the issuance of 15,000,000 restricted ordinary shares (and pre-funded warrants in lieu thereof) to the sellers of Jewel Investments LLC at a deemed price of $0.40 per share. Of the $5.5 million cash consideration, approximately $5 million will be used to fund Jewel Bank’s operations toward its anticipated launch later this year, generally anticipated to include technology infrastructure, regulatory compliance, and staffing.

Each Purchaser in the private placement had the right elect to purchase Pre-funded Warrants in lieu of Shares in such manner to result in the same aggregate purchase price being paid by such Purchaser for Ordinary Shares less $0.0001 per Pre-funded Warrant. The aggregate exercise price of this Warrant, except for a nominal exercise price of $0.0001 per Warrant Share, was pre-funded to the Company on or prior to the Issue Date and, consequently, no additional consideration (other than the nominal exercise price of $0.0001 per Warrant Share) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant. The Pre-funded Warrants are exerciseable until exercised in full and have pro rata adjustment rights as to exercise price and number of shares into which the Pre-funded Warrant is exerciseable upon a stock split, dividend or similar event.

As of the date of this prospectus as amended, the Company has repurchased all of the Pre-Funded Warrants, and this now only registers the 2,362,149 Ordinary Shares that were issued in the April 16, 2026 private placement.

This prospectus covers the resale by the Selling Stockholders of up to 2,362,149 Ordinary Shares in the aggregate.

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D. Boral Capital LLC acted as the exclusive placement agent for the Offering. The placement agent was paid the following: a cash fee equal to 7.0% of the aggregate gross proceeds from the sale of the common stock and Pre-Funded Warrants in this offering, and a non-accountable expense allowance equal to 1% of the aggregate gross proceeds from the sale of the common stock and Pre-Funded Warrants in this offering. In addition, we have agreed to pay expenses of legal counsel and other out-of-pocket expenses in an amount not to exceed $150,000.

For a period of thirty days following the closing of this offering, pursuant to “lock-up” agreements, our executive officers, directors and holders of more than five percent of our common stock have agreed not to, without the prior written consent of the Placement Agent, directly or indirectly offer, pledge, sell, contract to sell, grant any option to purchase, lend, or otherwise transfer or dispose of any equity securities of the Company, or enter into any swap, hedge, or other arrangement that transfers any of the economic consequences of ownership of such securities, subject to certain exceptions. In addition, for a period of two months following the closing of this offering, we have agreed not to, without the prior written consent of the Placement Agent, directly or indirectly offer, pledge, sell, contract to sell, grant any option to purchase, lend, or otherwise transfer or dispose of any equity securities of the Company, or enter into any swap, hedge, or other arrangement that transfers any of the economic consequences of ownership of such securities, subject to certain exceptions, including certain exempt issuances under our current at the market offering.

The closing of the Offering which occurred on April 16, 2026, which made up the first part of this transaction, was subject to the satisfaction of customary closing conditions. The Company received aggregate gross proceeds of $8 million from the Offering, before deducting placement agent fees and other related expenses.

The Company used $5.5 million of the net proceeds from the Offering to fund the acquisition of a Senior Secured Convertible Promissory Note that is immediately convertible into 9.9% of the equity of Jewel Financial Limited, the sole shareholder of Jewel Bancorp Limited, Bermuda’s only dual-licensed digital bank, progressing its previously announced GENIUS Act plans of becoming a Permitted Payment Stablecoin Issuer and Digital Asset Service Provider.

As part of the second part of this transaction, in addition to the cash consideration, the Company issued 15,000,000 restricted ordinary shares (and/or prefunded warrants in lieu thereof) to the sellers at a deemed price of $0.40 per share as further consideration for the acquisition in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The 15 million restricted shares (and prefunded warrants in lieu thereof) are subject to this registration rights agreement with the Company and the holders of the restricted shares and prefunded warrants in lieu thereof to file a resale registration statement on Form F-3 within 14 days of closing and to be effective within 60 days.

Jewel Bancorp Limited is a Bermuda exempted company that holds both a full banking license and a Class F digital asset business license issued by the Bermuda Monetary Authority under the Digital Asset Business Act 2018, making it Bermuda’s only dual-licensed digital bank. Jewel Bank is developing a US dollar-denominated stablecoin (JUSD) and digital asset banking services, including custody, settlement, and stablecoin infrastructure. The Bank is pending final approvals and launch, which is anticipated later this year. A portion of the net proceeds from this Offering will be used to fund the Company’s acquisition of a Senior Secured Convertible Promissory Note immediately convertible into 9.9% of the equity of Jewel Financial Limited, the sole shareholder of Jewel Bancorp Limited.

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Jewel Bank Products and Revenue Model: Jewel Bank is developing four primary product lines: (i) JUSD, a US dollar-denominated stablecoin backed 1:1 by US Treasuries and cash deposits, with monthly reserve audits; (ii) Jewel Settle, a real-time USD settlement system operating 24/7/365 as an alternative to SWIFT and Fedwire; (iii) core banking services including payments, FX ramps, digital asset custody, and crypto-collateralized lending via a single API; and (iv) Stablecoin-as-a-Service (‘SaaS’), a white-label platform enabling banks, corporations, and sovereign entities to issue their own USD-backed stablecoins. The revenue model is based principally on reserve yield (approximately 3.6% on US Treasury-backed stablecoin reserves), consistent with the model proven by Circle Internet Financial, Inc. (NYSE: CRCL), which generated approximately $2.7 billion in revenue in 2025 on over $60 billion of USDC in circulation.

Bermuda Location: Bermuda is home to over $1 trillion in captive reinsurance assets under management. The BMA framework now permits captive insurers to hold up to 25% of statutory capital in stablecoins and to settle claims via blockchain. Jewel Bank is the only bank licensed to serve this market with digital asset capabilities. In January 2026, Bermuda Premier David Burt announced at the World Economic Forum in Davos that Bermuda is positioning itself as the world’s first on-chain national economy, with government agencies piloting stablecoin payments. The Premier has publicly endorsed Jewel Bank as a key part of Bermuda’s fintech development strategy.

GENIUS Act Alignment: The GENIUS Act, signed into law by President Trump on July 18, 2025, creates the first comprehensive US regulatory framework for stablecoin issuers. The Act requires 1:1 reserve backing, monthly reserve composition disclosure, and accounting firm audits. Importantly, the Act provides a compliance pathway for foreign-licensed issuers, including Bermuda-licensed banks such as Jewel Bank, to serve US clients. The Act becomes fully effective in January 2027 (18 months post-signing). Jewel Bank’s existing DABA Class F license aligns with the GENIUS Act’s requirements for permitted payment stablecoin issuers.

American Ventures LLC (“American Ventures”), which served as the lead investor in the Company’s $8 million registered direct offering, is also the largest member of Jewel Investments LLC, the entity through which the Company is acquiring its 9.9% equity stake in Jewel Financial Limited. American Ventures LLC, Series XI Jewel Digital holds the largest membership interest in Jewel Investments LLC, as disclosed in the Securities Purchase Agreement. Jewel Investments LLC (the “Investco”) is a Delaware limited liability company that, following a completed recapitalization, will own 58.3% of the issued and outstanding equity interests of Jewel Financial Limited (“Holdings”) which owns 100% of the issued and outstanding equity of Jewel Bancorp Limited (the “Bank”), a Bermuda exempted company holding both a full banking license issued under the Banks and Deposit Companies Act 1998 and a Class F digital asset business license issued under the Digital Asset Business Act 2018 by the Bermuda Monetary Authority (“BMA”).

American Ventures is managed by American Ventures Management LLC, in which Dominari Holdings Inc. (Nasdaq: DOMH) holds a 90% Membership Interest, per Dominari Holdings’ 2025 Annual Report on Form 10-K filed with the SEC on March 31, 2026. American Ventures is a private investment vehicle headquartered in Trump Tower, New York, that has participated as sole or lead investor in transactions totaling over $1.4 billion.

The list of selling shareholders for the Company’s resale F-3, include, Kyle Wool (President of Dominari) and Anthony Hayes (CEO of Dominari), each in their individual capacities. hold membership interests in Jewel Investments LLC, through which the Company is acquiring its interest in Jewel Bank. Dominari Securities was not engaged as placement agent for the Company’s registered direct offering.

Jewel Investments LLC is a Delaware limited liability company organized to hold interests in Jewel Financial Limited, the sole shareholder of Jewel Bancorp Limited. American Ventures LLC, Series XI Jewel Digital is the largest member of Jewel Investments LLC by membership interest. Certain other members include individuals and entities, some of whom are affiliated with Dominari.

D. Boral Capital LLC acted as the exclusive placement agent for the Company’s April 16, 2026 registered direct offering.

Corporate Information

Our principal executive offices are located at 3 Temasek Avenue, #18-01, Centennial Tower, Singapore 039190, which is also our registered address, and our telephone number is +65 6950 3859. The address of our website is www.geniusgroup.net. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus. Our agent for service of process in the United States is Jolie Kahn, Esq.

Our principal executive offices are located at 3 Temasek Avenue, #18-01, Centennial Tower, Singapore 039190, which is also our registered address, and our telephone number is +65 6950 3859. The address of our website is www.geniusgroup.net. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus. Our agent for service of process in the United States is Jolie Kahn, Esq.

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Summary of the Offering

Common shares offered by selling stockholders	This prospectus covers the resale by the Selling Stockholders of up to 2,362,149 Ordinary Shares in the aggregate.

Common stock outstanding after this offering	191,947,508 ordinary shares (assuming 2,362,149 shares offered in total).

Use of proceeds	We will not receive any proceeds from the resale of these offered common shares.

Risk factors	Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” of this prospectus and the section entitled “Risk Factors” in the documents incorporated by reference herein for a discussion of factors you should carefully consider before investing in our securities.

NYSE American symbol	“GNS.”

The number of shares of our common stock to be outstanding immediately after this offering is based on 191,947,508 shares of our common stock outstanding as of June 30, 2026 and excludes, as of that date:

●	4,098,330 shares issuable upon the exercise of warrants with a weighted average exercise price of $3.50 per share; and

●	11,313,106 shares underlying restricted stock units.

The 191,947,508 ordinary shares reflects the exercise by American Ventures LLC of pre-funded warrants issued in the Company’s April 16, 2026 registered direct offering, which increased the outstanding share count from the 183,702,519 shares previously reported. This figure does not give effect to the anticipated retirement of approximately 30.1 million shares announced by the Company on April 23, 2026, consisting of approximately 22.7 million unclaimed shares from the ERL Share Count Exercise and approximately 7.4 million shares returned pursuant to an ICC International Court of Arbitration award against LZG International, Inc. dated April 20, 2026, which are in the process of being moved into trust or treasury for permanent retirement and removal from the public float. After giving effect to such retirement, the Company expects approximately 164.6 million ordinary shares to be outstanding.

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RISK FACTORS

Our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, which is incorporated by reference into this prospectus, as updated by our subsequent annual and other reports and documents that are incorporated by reference into this prospectus, as well as our other filings with the SEC, include material risk factors relating to our business. Those risks and uncertainties and the risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties that are not presently known to us or that we currently deem immaterial or that are not specific to us, such as general economic conditions, may also materially and adversely affect our business and operations. If any of those risks and uncertainties or the risks and uncertainties described below actually occurs, our business, financial condition or results of operations could be harmed substantially. In such a case, you may lose all or part of your investment. You should carefully consider the risks and uncertainties described below and those risks and uncertainties incorporated by reference into this prospectus, as well as the other information included in this prospectus, before making an investment decision with respect to our common stock.

Risks Related to the Jewel Bank Investment

Jewel Bank is pre-revenue and may never achieve profitability. Jewel Bancorp Limited has not yet commenced full commercial banking operations and is pending final operational demonstrations for bank launch, which is anticipated later in 2026. There can be no assurance that Jewel Bank will successfully launch its banking services, achieve JUSD stablecoin adoption, or generate revenue sufficient to justify the Company’s investment. The stablecoin revenue model depends on achieving meaningful circulation of JUSD, which will require significant customer acquisition, regulatory compliance, and market acceptance.

The stablecoin market is highly competitive and dominated by established players. Tether (USDT) and Circle (USDC) together control approximately 90% of the stablecoin market. Jewel Bank’s JUSD stablecoin will compete against established products with significant network effects, brand recognition, and liquidity advantages. There can be no assurance that JUSD will achieve meaningful market share.

Jewel Bank operates in a rapidly evolving regulatory environment. The GENIUS Act, signed into law on July 18, 2025, creates a new regulatory framework for stablecoin issuers that becomes fully effective in January 2027. The OCC, Federal Reserve, and state regulators are still developing implementation rules. Changes in regulatory requirements, delays in implementation, or unfavorable regulatory interpretations could materially and adversely affect Jewel Bank’s business model, including its ability to serve US clients from its Bermuda base.

The Company’s investment in Jewel Bank is a minority stake and the Company has limited control. The Company is acquiring a 9.9% equity interest in Jewel Financial Limited through a convertible note. As a minority investor, the Company will have limited ability to influence the management, operations, or strategic direction of Jewel Bank. Decisions regarding Jewel Bank’s business strategy, capital allocation, regulatory compliance, and key personnel will be made by Jewel Bank’s board of directors and management, in which the Company does not currently have representation.

The Company’s investment in Jewel Bank is illiquid. Jewel Financial Limited is a private company and there is no public market for its securities. The Company’s ability to realize value from its 9.9% equity stake will depend on a future liquidity event such as an initial public offering, acquisition, or secondary sale. There can be no assurance that any such event will occur, or that the Company will be able to realize a return on its investment at all.

Bermuda’s regulatory framework may change in ways unfavorable to Jewel Bank. While Bermuda currently provides a favorable regulatory environment for digital asset businesses, including through the DABA framework and BMA oversight, there can be no assurance that Bermuda will continue to maintain this regulatory posture. Changes in Bermuda’s approach to digital asset regulation, or increased regulatory requirements, could materially affect Jewel Bank’s competitive position and operating costs.

Risks Related to this Offering

You may experience immediate and substantial dilution.

To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. if we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. such sales may also result in material dilution to our existing shareholders, and new investors could gain rights superior to our existing shareholders. See the section entitled “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering.

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You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

Future sales of substantial amounts of our common stock (including in this offering), or securities convertible or exchangeable into shares of our common stock, into the public market, including shares of our common stock issued upon exercise of options and warrants, or the perception that those sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future. Additionally, the market price of our common stock could decline as a result of sales by, or the perceived possibility of sales by, our existing stockholders of shares of our common stock in the market after this offering. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

We do not expect to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our common stock.

Our stock price is volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	changes in our industry;

●	competitive pricing pressures;

●	our ability to obtain working capital financing;

●	additions or departures of key personnel;

●	sales of our common stock;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	regulatory developments;

●	economic and other external factors; and

●	other risks, uncertainties and factors described under the caption “Risk Factors” in this prospectus supplement, and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

In addition, the stock markets in general have often experienced volatility that has sometimes been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations have caused, and may continue to cause, the trading price of our common stock to decline. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, financial condition, results of operations, cash flow and prospects, and on the market price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. We may become involved in this type of litigation in the future. Litigation of this type may be expensive to defend and may divert our management’s attention and resources from the operation of our business.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain statements that constitute forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). All statements other than statements of historical facts, including statements regarding our future results of operations and financial position, business strategy, technology, collaborations and partnerships, as well as plans and objectives of management for future operations are forward-looking statements. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “will” and “potential,” among others.

Forward-looking statements are based on our management’s beliefs and assumptions and on information available to our management at the time such statements are made. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus. Forward-looking statements speak only as of the date on which they were made. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise. You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of such statements, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

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USE OF PROCEEDS

The common shares are being offered on a resale basis by the selling shareholders. The Company will not receive any proceeds from this offering.

DIVIDEND POLICY

We currently anticipate that we will retain any future earnings for the operation and expansion of our business. Accordingly, we do not currently anticipate declaring or paying any cash dividends on our ordinary shares for the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board and will depend on then existing conditions. We may, by ordinary resolution, declare dividends at a general meeting of shareholders, but we are restricted from paying dividends in excess of the amount recommended by our Board. Pursuant to Singapore law, no dividend may be paid except out of our profits.

DESCRIPTION OF SHARE CAPITAL

General

For the purposes of this section, references to “shareholders” mean those persons whose names and number of shares are entered in our register of members. Only persons who are registered in our register of members are recognized under Singapore law as shareholders of our Company. As a result, only registered shareholders have legal standing to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders. The branch register of members is maintained by VStock Transfer, LLC, our transfer agent.

We will not, except as required by applicable law, recognize any equitable, contingent, future or partial interest in any ordinary share, or any interest in any fractional part of an ordinary share, or other rights for any ordinary share other than the absolute right thereto of the registered holder of that ordinary share.

The shares offered in the offering pursuant to this prospectus are expected to be held through the Depository Trust Company (“DTC”). Accordingly, DTC or its nominee, Cede & Co., will be the shareholder on record registered in our register of members. The holder of our shares held in book-entry interests through DTC or its nominee may become a registered shareholder by exchanging its interest in our shares for certificated shares and being registered in our register of members in respect of such shares. The procedures by which a holder of book-entry interests held through DTC or its nominee may exchange such interests for certificated shares are determined by DTC and VStock Transfer, LLC, in accordance with their internal policies and guidelines regulating the withdrawal and exchange of book-entry interests for certificated shares, and following such an exchange VStock Transfer, LLC will perform the procedures to register the shares in the branch register of members.

Under the Singapore Companies Act, if (a) the name of any person is without sufficient cause entered in or omitted from the register of members; or (b) default is made or unnecessary delay takes place in entering in the register of members the fact of any person having ceased to be a member, the person aggrieved or any member of the public company or the company itself, may apply to the Singapore courts for rectification of the register of members. The Singapore courts may either refuse the application or order rectification of the register of members, and may direct the company to pay any damages sustained by any party to the application. The Singapore courts will not entertain any application for the rectification of a register of members in respect of an entry which was made in the register of members more than 30 years before the date of the application.

The number of ordinary shares outstanding as of June 30, 2026 is 190,847,508 and excludes:

The 194,678,195 shares outstanding stated above does not give effect to the anticipated retirement of approximately 30.1 million shares announced by the Company on April 23, 2026. These shares, consisting of approximately 22.7 million unclaimed shares from the ERL Share Count Exercise and 7.4 million shares returned pursuant to an ICC International Court of Arbitration award against LZG International, Inc. dated April 20, 2026, are in the process of being moved into trust or treasury for permanent retirement and removal from the public float.

As of April 23, 2026, the Company’s public float, excluding: (i) the 30.1 million shares identified for retirement; (ii) approximately 30.4 million shares held by insiders in restricted book entry form at VStock Transfer, LLC; and inclusive of the 21,621,621 ordinary shares and pre-funded warrants issued in the April 16, 2026 registered direct offering led by American Ventures LLC, was approximately 116.7 million shares.

In addition to the warrants and restricted stock units listed above, the Company has outstanding 19,324,324 pre-funded warrants issued to American Ventures LLC in the registered direct offering at an exercise price of $0.0001 per share, and up to 2,362,149 ordinary shares (and/or pre-funded warrants in lieu thereof) issued to the selling shareholders identified in this prospectus as consideration for the Jewel Financial acquisition at a deemed price of $0.40 per share.

●	4,098,330 shares issuable upon the exercise of warrants with a weighted average exercise price of $3.50 per share; and
●	11,313,106 shares underlying restricted stock units.

Any further conversion from the convertible debt issuance or any outstanding warrants.

➢ The following description of our share capital and provisions of our constitution (formerly known as our memorandum and articles of association) are summaries and are qualified by reference to the applicable provisions of Singapore law (including the Singapore Companies Act) and our constitution. A copy of our constitution has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part.

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Ordinary Shares

As of the date of this prospectus, our issued and paid-up ordinary share capital consisted of 190,847,508 ordinary shares as described above including shares issued under this offering. We currently have only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another. Our ordinary shares have no par value as there is no concept of authorized share capital under Singapore law. There is a provision in our constitution which provides that subject to the Singapore Companies Act, we may issue shares with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as our board of directors may determine.

All of our shares presently issued are fully paid-up, and existing shareholders are not subject to any calls on these shares. Although Singapore law does not recognize the concept of “non-assessability” with respect to newly issued shares, we note that any subscriber of our shares who has fully paid up all amounts due with respect to such shares will not be subject under Singapore law to any personal liability to contribute to the assets or liabilities of our Company in such subscriber’s capacity solely as a holder of such shares. We believe that this interpretation is substantively consistent with the concept of “non-assessability” under most, if not all, U.S. state corporations’ laws. All of our shares are in registered form. We cannot, except in the circumstances permitted by the Singapore Companies Act, grant any financial assistance for the acquisition or proposed acquisition of our own shares. Except as described below under “— Take-overs,” there are no limitations imposed by the Singapore Companies Act or by our constitution on the rights of shareholders not resident in Singapore to hold or vote in respect of our ordinary shares.

Transfer Agent and Branch Registrar

The transfer agent and branch registrar for our ordinary shares is VStock Transfer, LLC.

Listing

We have listed our ordinary shares listed on the NYSE American under the symbol “GNS”.

New Shares

Under the Singapore Companies Act, new shares may be issued only with the prior approval of our shareholders in a general meeting. General approval may be sought from our shareholders in a general meeting for the issuance of shares. Such approval, if granted, will lapse at the earlier of:

➢ the conclusion of the next annual general meeting; or

➢ the expiration of the period within which the next annual general meeting is required by law to be held (i.e., within six months after the end of each financial year), but any approval may be revoked or varied by the shareholders in a general meeting.

Our shareholders have in April 2021 provided such general authority to issue new ordinary shares until the conclusion of our next annual general meeting, or the date by which the next annual general meeting of the Company is required by law to be held, whichever is earlier. Such approval will lapse in accordance with the preceding paragraph if our shareholders do not grant a new approval at our next annual general meeting, or the date by which the next annual general meeting of the Company is required by law to be held, whichever is earlier. Subject to this and the provisions of the Singapore Companies Act and our constitution, our board of directors may allot and issue new ordinary shares on such terms and conditions and for such purposes as may be determined by our board of directors in its sole discretion.

Preference Shares

We currently do not have any preference shares issued.

Under the Singapore Companies Act, different classes of shares in a public company may be issued only if (a) the issue of the class or classes of shares is provided for in the constitution of the public company and (b) the constitution of the public company sets out in respect of each class of shares the rights attached to that class of shares. Our constitution provides that subject to the Singapore Companies Act we may issue shares with such preferred, deferred or other special rights, or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as our board of directors may determine.

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We may, subject to the Singapore Companies Act and the prior approval in a general meeting of our shareholders, issue preference shares which are, or at our option are to be, subject to redemption provided that such preference shares may not be redeemed out of capital unless:

➢ all the directors have made a solvency statement in relation to such redemption; and

➢ we have lodged a copy of the statement with the Singapore Registrar of Companies.

Further, such shares must be fully paid-up before they are redeemed.

As of the date of this prospectus, we have no preference shares outstanding. At present, we have no plans to issue preference shares.

Registration Rights

The Company has entered into a Registration Rights Agreement dated April 16, 2026 with the sellers of the Jewel Financial convertible note, pursuant to which the Company agreed to file a registration statement on Form F-3 within 14 calendar days of closing to register the resale of up to 15,000,000 ordinary shares (and/or ordinary shares underlying pre-funded warrants) issued as consideration for the acquisition. The Company is obligated to use commercially reasonable efforts to cause such registration statement to become effective within 60 calendar days of the closing date.

Transfer of Ordinary Shares

Subject to applicable securities laws in relevant jurisdictions and our constitution, our ordinary shares are freely transferable. Our constitution provides that shares may be transferred by a duly signed instrument of transfer in any usual or common form or in a form approved by the directors. The directors may decline to register any transfer unless, among other things, evidence as the directors may reasonably require to show the right of the transferor to make the transfer.

Election and Re-election of Directors

We may, by ordinary resolution, remove any director before the expiration of his or her period of office, notwithstanding anything in our constitution or in any agreement between us and such director but where any director so removed was appointed to represent the interests of any particular class of shareholders or debenture holders the resolution to remove him or her shall not take effect until his or her successor has been appointed. We may also, by an ordinary resolution, appoint another person in place of a director removed from office pursuant to the foregoing.

Our constitution provides that at each annual general meeting, one-third of the directors for the time being, or if the number is not three or a multiple of three, then the number nearest one-third, shall retire from office by rotation and will be eligible for re-election at that annual general meeting (the directors so to retire being those longest in office since their last election).

Our board of directors shall have the power, at any time and from time to time, to appoint any person to be a director either to fill a casual vacancy or as an additional director so long as the total number of directors shall not at any time exceed the maximum number (if any) fixed in accordance with our constitution. Any director so appointed shall hold office only until the next retirement of directors under our constitution and shall then be eligible for re-election but shall not be taken into account in determining the directors who are to retire by rotation under our constitution.

Shareholders’ Meetings

Subject to the Singapore Companies Act, we are required to hold an annual general meeting within six months after the end of each financial year. The directors may convene an extraordinary general meeting whenever they think fit and they must do so upon the written requisition of shareholders holding not less than 10% of the total number of paid-up shares as of the date of deposit of the requisition carrying the right to vote at a general meeting (disregarding paid-up shares held as treasury shares). In addition, two or more shareholders holding not less than 10% of our total number of issued shares (excluding our treasury shares) may call a meeting of our shareholders.

The Singapore Companies Act provides that a shareholder is entitled to attend any general meeting and speak on any resolution put before the general meeting. The holder of a share may vote on a resolution before a general meeting of the company if the share confers on the holder a right to vote on that resolution. Unless otherwise required by law or by our constitution, resolutions put forth at general meetings may be decided by ordinary resolution, requiring the affirmative vote of a simple majority of the shareholders present in person or represented by proxy at the meeting and entitled to vote on the resolution. An ordinary resolution suffices, for example, for appointments of directors (unless the constitution otherwise provides). A special resolution, requiring an affirmative vote of not less than three-fourths of the shareholders present in person or represented by proxy at the meeting and entitled to vote on the resolution, is necessary for certain matters under Singapore law, such as an alteration of our constitution. We must give at least 21 days’ notice in writing for every general meeting convened for the purpose of passing a special resolution. General meetings convened for the purpose of passing ordinary resolutions generally require at least 14 days’ notice in writing. A shareholder entitled to attend and vote at a meeting of the company, or at a meeting of any class of shareholders of the company, shall be entitled to appoint another person or persons, whether a shareholder of the company or not, as the shareholder’s proxy to attend and vote instead of the shareholder at the meeting. Under the Singapore Companies Act, a proxy appointed to attend and vote instead of the shareholder shall also have the same right as the shareholder to speak at the meeting, but unless the constitution of the company otherwise provides, (i) a proxy shall not be entitled to vote except on a poll, (ii) a shareholder shall not be entitled to appoint more than two proxies to attend and vote at the same meeting and (iii) where a shareholder appoints two proxies, the appointment shall be invalid unless the shareholder specifies the proportions of his holdings to be represented by each proxy.

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Notwithstanding the foregoing, a registered shareholder entitled to attend and vote at a meeting of the company held pursuant to an order of court under Section 210(1) of the Singapore Companies Act, or at any adjourned meeting under Section 210(3) of the Singapore Companies Act, is, unless the court orders otherwise, entitled to appoint only one proxy to attend and vote at the same meeting, and except where the aforementioned applies, a registered shareholder of a company having a share capital who is a relevant intermediary (as defined under the Singapore Companies Act) may appoint more than two proxies in relation to a meeting to exercise all or any of the shareholder’s rights to attend and to speak and vote at the meeting, but each proxy must be appointed to exercise the rights attached to a different share or shares held by the shareholder (which number and class of shares shall be specified), and at such meeting, the proxy has the right to vote on a show of hands.

Shares in a public company may confer special, limited or conditional voting rights or not confer voting rights. In this regard, different classes of shares in a public company may be issued only if the issue of the class or classes of shares is provided for in the constitution of the public company and the constitution of the public company sets out in respect of each class of shares the rights attached to that class of shares. A public company shall not undertake any issuance of shares that confer special, limited or conditional voting rights or that confer no voting rights unless it is approved by shareholders by special resolution.

Voting Rights

As provided under our constitution and subject to the Singapore Companies Act, voting at any meeting of shareholders is by show of hands unless a poll has been demanded prior to or on the declaration of the result of the show of hands by, among others, (i) the chairman or (ii) at least three shareholders present in person or by proxy. On a poll every holder of ordinary shares who is present in person or by proxy or by attorney, or other duly authorized representative, has one vote for every ordinary share held by such shareholder. Proxies need not be shareholders.

Subject to the Singapore Companies Act and our constitution, only those shareholders who are registered in our register of members will be entitled to vote at any meeting of shareholders. Therefore, since the shares offered in this offering are expected to be held through DTC or its nominee, DTC or its nominee will grant an omnibus proxy to DTC participants holding our shares in book-entry form. A person holding through a broker, bank, nominee, or other institution that is a direct or indirect participant in DTC will have the right to instruct his or her broker, bank, nominee or other institution holding these shares on how to vote such shares by completing the voting instruction form provided by the applicable broker, bank, nominee, or other institution. Whether voting is by a show of hands or by a poll, the vote of DTC or its nominee will be voted by the chairman of the meeting according to the results of the DTC’s participants’ votes (which results will reflect the instructions received from persons that own our shares electronically in book-entry form through DTC).

Minority Rights

The rights of minority shareholders of Singapore companies are protected, among other things, under Section 216 of the Singapore Companies Act, which gives the Singapore courts a general power to make any order, upon application by any shareholder of a company, as they think fit to remedy any of the following situations:

➢ the affairs of a company are being conducted or the powers of the board of directors are being exercised in a manner oppressive to, or in disregard of the interests of, one or more of the shareholders, including the applicant; or

➢ a company takes an action, or threatens to take an action, or the shareholders pass a resolution, or propose to pass a resolution, which unfairly discriminates against, or is otherwise prejudicial to, one or more of the shareholders, including the applicant.

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Singapore courts have a wide discretion as to the remedies they may grant, and the remedies listed in the Singapore Companies Act itself are not exclusive. In general, the Singapore courts may:

➢ direct or prohibit any act or cancel or modify any transaction or resolution;

➢ regulate the conduct of the affairs of the company in the future;

➢ authorize civil proceedings to be brought in the name of, or on behalf of, the company by a person or persons and on such terms as the court may direct;

➢ provide for the purchase of a minority shareholder’s shares by the other shareholders or by the company;

➢ in the case of a purchase of shares by the company provide for a reduction accordingly of the company’s capital; or

➢ provide that the company be wound up.

In addition, Section 216A of the Singapore Companies Act allows a complainant (including a minority shareholder) to apply to the Singapore courts for leave to bring an action in a court proceeding or arbitration to which a company is a party or intervene in an action in a court proceeding or arbitration to which a company is a party for the purchase of prosecuting, defending or discontinuing the action or arbitration on behalf of a company.

Dividends

We may, by ordinary resolution, declare dividends at a general meeting of shareholders, but we are restricted from paying dividends in excess of the amount recommended by our board of directors. Pursuant to Singapore law and our constitution, no dividend may be paid except out of our profits. To date, we have not declared any cash dividends on our ordinary shares and have no current plans to pay cash dividends in the foreseeable future.

Bonus and Rights Issues

In a general meeting, our shareholders may, upon the recommendation of the directors, resolve that it is desirable to capitalize any reserves or profits and distribute them as shares, credited as paid-up, to the shareholders in proportion to their shareholdings.

Subject to the provisions of the Singapore Companies Act and our constitution, our directors may also issue rights to take up additional ordinary shares to our shareholders in proportion to their respective ownership. Such rights are subject to any condition attached to such issue and the regulations of any stock exchange on which our shares are listed, as well as U.S. federal and blue-sky securities laws applicable to such issue.

Take-overs

The Singapore Take-over Code regulates, among other things, the acquisition of voting shares of Singapore-incorporated public companies. In this regard, the Singapore Take-over Code applies to, among others, corporations with a primary listing of their equity securities in Singapore. While the Singapore Take-over Code is drafted with, among others, listed public companies in mind, unlisted public companies with more than 50 shareholders and net tangible assets of S$5 million or more must also observe the letter and spirit of the general principles and rules of the Singapore Take-over Code, wherever this is possible and appropriate. Public companies with a primary listing overseas may apply to SIC to waive the application of the Singapore Take-over Code. As at the date of this prospectus, no application has been made to SIC to waive the application of the Singapore Take-over Code in relation to us. We may submit an application to SIC for a waiver from the Singapore Take-over Code so that the Singapore Take-over Code will not apply to us for so long as we are not listed on a securities exchange in Singapore. We will make an appropriate announcement if we submit the application and when the result of the application is known.

Any person acquiring an interest, whether by a series of transactions over a period of time or not, either on his or her own or together with parties acting in concert with such person, in 30% or more of the voting rights in the Company, or any person holding, either on his or her own or together with parties acting in concert with such person, between 30% and 50% (both amounts inclusive) of the voting rights in the Company, and if such person (or parties acting in concert with such person) acquires additional voting shares representing more than 1% of the voting rights in the Company in any six-month period, must, except with the consent of the SIC in Singapore, extend a mandatory take-over offer for all the remaining voting shares in accordance with the provisions of the Singapore Take-over Code. Responsibility for ensuring compliance with the Singapore Take-over Code rests with parties (including company directors) to a take-over or merger and their advisors.

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Under the Singapore Take-over Code, “parties acting in concert” comprise individuals or companies who, pursuant to an agreement or understanding (whether formal or informal), cooperate, through the acquisition by any of them of shares in a company, to obtain or consolidate effective control of that company. Certain persons are presumed (unless the presumption is rebutted) to be acting in concert with each other. They are as follows:

➢ A company, its parent company, subsidiaries and fellow subsidiaries (together, the related companies), the associated companies of any of the company and its related companies, companies whose associated companies include any of these foregoing companies and any person who has provided financial assistance (other than a bank in the ordinary course of business) to any of the foregoing for the purchase of voting rights;

➢ A company with any of its directors (together with their close relatives, related trusts and companies controlled by any of the directors, their close relatives and related trusts);

➢ A company with any of its pension funds and employee share schemes;

➢ A person with any investment company, unit trust or other fund whose investment such person manages on a discretionary basis, but only in respect of the investment account which such person manages;

➢ A financial or other professional adviser, including a stockbroker, with its client in respect of the shareholdings of the adviser and persons controlling, controlled by or under the same control as the adviser;

➢ Directors of a company (together with their close relatives, related trusts and companies controlled by any of such directors, their close relatives and related trusts) which is subject to an offer or where the directors have reason to believe a bona fide offer for their company may be imminent;

➢ Partners; and

An individual and (i) such individual’s close relatives, (ii) such individual’s related trusts, (iii) any person who is accustomed to act in accordance with such individual’s instructions, (iv) companies controlled by any of the individual, such individual’s close relatives, related trusts or any person who is accustomed to act in accordance with such individual’s instructions and (v) any person who has provided financial assistance (other than a bank in the ordinary course of business) to any of the foregoing for the purchase of voting rights.

Subject to certain exceptions, a mandatory offer must be in cash or be accompanied by a cash alternative at not less than the highest price paid by the offeror or parties acting in concert with the offeror during the offer period and within the six months prior to its commencement.

Under the Singapore Take-over Code, where effective control of a company is acquired or consolidated by a person, or persons acting in concert, a general offer to all other shareholders is normally required. An offeror must treat all shareholders of the same class in an offeree company equally. A fundamental requirement is that shareholders in the company subject to the take-over offer must be given sufficient information, advice and time to enable them to reach an informed decision on the offer. These legal requirements may impede or delay a take-over of our Company by a third party.

Liquidation or Other Return of Capital

On a winding-up or other return of capital, subject to any special rights attaching to any other classes of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.

Limitations of Liability and Indemnification Matters

Under Section 172 of the Singapore Companies Act, any provision exempting or indemnifying the officers of a company (including directors) against any liability that would otherwise attach to them in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. However, a company is not prohibited from (a) purchasing and maintaining for any such individual insurance against liability incurred by him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company, or (b) indemnifying the individual against liability incurred by him or her to a person other than the company except when the indemnity is against any liability (i) of the individual to pay a fine in criminal proceedings, (ii) of the individual to pay a penalty to a regulatory authority in respect of non-compliance with any requirements of a regulatory nature (howsoever arising), (iii) incurred by the individual in defending criminal proceedings in which he or she is convicted, (iv) incurred by the individual in defending civil proceedings brought by the company or a related company in which judgment is given against him or her, or (v) incurred by the individual in connection with an application for relief under Section 76A(13) or Section 391 of the Singapore Companies Act in which the court refuses to grant him or her relief.

17

Under our constitution, it is provided that every director shall be indemnified out of the assets of our Company to the extent permitted by the Singapore Companies Act.

We have entered into deeds of indemnity with each of our directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under our constitution and the Singapore Companies Act against liabilities that may arise by reason of their service to us as a director or officer of the Company (as the case may be), and to advance expenses incurred in connection with any proceeding against them by reason of their status as a director, officer, agent or employee of the Company in accordance with the terms of the deeds. These indemnification rights shall not be exclusive of any other right which an indemnified person may have or thereafter acquire under any applicable law, provision of our constitution, agreement, vote of shareholders or disinterested directors or otherwise.

We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

COMPARISON OF SHAREHOLDER RIGHTS

We are incorporated under the laws of Singapore. The following discussion summarizes material differences between the rights of holders of our ordinary shares and the rights of holders of the common stock of a typical corporation incorporated under the laws of the state of Delaware which result from differences in governing documents and the laws of Singapore and Delaware.

This discussion does not purport to be a complete or comprehensive statement of the rights of holders of our ordinary shares under applicable law in Singapore and our constitution or the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

Delaware	Singapore

Board of Directors

A typical certificate of incorporation and bylaws provides that the number of directors on the board of directors will be fixed from time to time by a vote of the majority of the authorized directors. Under Delaware law, a board of directors can be divided into classes and cumulative voting in the election of directors is only permitted if expressly authorized in a corporation’s certificate of incorporation.	The constitution of companies will typically state the minimum and maximum (if any) number of directors as well as provide that the number of directors may be increased or reduced by shareholders via ordinary resolution passed at a general meeting, provided that the number of directors following such increase or reduction is within the maximum (if any) and minimum number of directors provided in the constitution and the Singapore Companies Act, respectively.

Limitation on Personal Liability of Directors

A typical certificate of incorporation provides for the elimination of personal monetary liability of directors for breach of fiduciary duties as directors to the fullest extent permissible under the laws of Delaware, except for liability (i) for any breach of a director’s loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the liability of directors for unlawful payment of a dividend or an unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit. A typical certificate of incorporation also provides that if the Delaware General Corporation Law is amended so as to allow further elimination of, or limitations on, director liability, then the liability of directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

Pursuant to the Singapore Companies Act, any provision (whether in the constitution, a contract with the company or otherwise) exempting or indemnifying a director against any liability which would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. However, a company is not prohibited from (a) purchasing and maintaining for such director insurance against any such liability, or (b) indemnifying such director against any liability incurred by him or her to a person other than the company except when the indemnity is against any liability (i) of the director to pay a fine in criminal proceedings, (ii) of the director to pay a penalty to a regulatory authority in respect of non-compliance with any requirements of a regulatory nature (howsoever arising), (iii) incurred by the director in defending criminal proceedings in which he or she is convicted, (iv) incurred by the director in defending civil proceedings brought by the company or a related company in which judgment is given against him or her, or (v) incurred by the director in connection with an application for relief under Section 76A(13) or Section 391 of the Singapore Companies Act in which the court refuses to grant him or her relief.

Under our constitution, it is provided that every director shall be indemnified out of the assets of our Company to the extent permitted by the Singapore Companies Act.

18

Delaware	Singapore

Interested Shareholders

Section 203 of the Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in specified corporate transactions (such as mergers, stock and asset sales, and loans) with an “interested stockholder” for three years following the time that the stockholder becomes an interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person or group that owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock at any time within the previous three years.

A Delaware corporation may elect to “opt out” of, and not be governed by, Section 203 through a provision in either its original certificate of incorporation, or an amendment to its original certificate or bylaws that was approved by majority stockholder vote. With a limited exception, this amendment would not become effective until 12 months following its adoption.

There are no comparable provisions under the Singapore Companies Act with respect to public companies which are not listed on the Singapore Exchange Securities Trading Limited.

Removal of Directors

A typical certificate of incorporation and bylaws provide that, subject to the rights of holders of any preferred stock, directors may be removed at any time by the affirmative vote of the holders of at least a majority, or in some instances a supermajority, of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class. A certificate of incorporation could also provide that such a right is only exercisable when a director is being removed for cause (removal of a director only for cause is the default rule in the case of a classified board).	Under the Singapore Companies Act, directors of a public company may be removed before expiration of their term of office, notwithstanding anything in its constitution or in any agreement between the public company and such directors, by ordinary resolution (i.e., a resolution which is passed by a simple majority of those shareholders present and voting in person or by proxy). Notice of the intention to move such a resolution has to be given to the company not less than 28 days before the meeting at which it is moved. The company shall then give notice of such resolution to its shareholders not less than 14 days before the meeting. Where any director removed in this manner was appointed to represent the interests of any particular class of shareholders or debenture holders, the resolution to remove such director will not take effect until such director’s successor has been appointed.

19

Delaware	Singapore

Filling Vacancies on the Board of Directors

A typical certificate of incorporation and bylaws provide that, subject to the rights of the holders of any preferred stock, any vacancy, whether arising through death, resignation, retirement, disqualification, removal, an increase in the number of directors or any other reason, may be filled by a majority vote of the remaining directors, even if such directors remaining in office constitute less than a quorum, or by the sole remaining director. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.	The constitution of a Singapore company typically provides that the directors have the power to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing directors, but so that the total number of directors shall not at any time exceed the maximum number (if any) fixed by or in accordance with the constitution. Our constitution provides that the directors may appoint any person to be a director either to fill a casual vacancy or as an additional director but so that the total number of Directors shall not at any time exceed the maximum number fixed in accordance with the constitution. Our constitution also provides that any director so appointed shall hold office only until the next retirement of directors under our constitution.

Amendment of Governing Documents

Under the Delaware General Corporation Law, amendments to a corporation’s certificate of incorporation require the approval of stockholders holding a majority of the outstanding shares entitled to vote on the amendment. If a class vote on the amendment is required by the Delaware General Corporation Law, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the Delaware General Corporation Law. Under the Delaware General Corporation Law, the board of directors may amend bylaws if so authorized in the charter. The stockholders of a Delaware corporation also have the power to amend bylaws.

Our constitution may be altered by special resolution (i.e., a resolution passed by at least a three-fourths majority of the shareholders entitled to vote, present in person or by proxy at a meeting for which not less than 21 days’ written notice is given). The board of directors has no power to amend the constitution.

Under the Singapore Companies Act, an entrenching provision may be included in the constitution with which a company is formed and may at any time be inserted into the constitution of a company only if all the shareholders of the company agree. An entrenching provision is a provision of the constitution of a company to the effect that other specified provisions of the constitution may not be altered in the manner provided by the Singapore Companies Act or may not be so altered except (i) by a resolution passed by a specified majority greater than 75% (the minimum majority required by the Singapore Companies Act for a special resolution) or (ii) where other specified conditions are met. The Singapore Companies Act provides that such entrenching provision may be removed or altered only if all the members of the company agree.

20

Delaware	Singapore

Meetings of Shareholders

Annual and Special Meetings

Typical bylaws provide that annual meetings of stockholders are to be held on a date and at a time fixed by the board of directors. Under the Delaware General Corporation Law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws.

Annual General Meetings

Subject to the Singapore Companies Act, all companies are required to hold an annual general meeting after the end of each financial year within either 4 months (in the case of a public company that is listed on an exchange in Singapore approved by the Monetary Authority of Singapore) or 6 months (in the case of any other company).

Extraordinary General Meetings

Any general meeting other than the annual general meeting is called an “extraordinary general meeting.” Notwithstanding anything in the constitution, directors of a company are required to convene an extraordinary general meeting if required to do so by requisition (i.e. written notice to the directors requiring that a meeting be called) by shareholder(s) holding not less than 10% of the total number of paid-up shares as at the date of the deposit of the requisition carrying the right of voting at general meetings of the company. In addition, the constitution usually also provides that general meetings may be convened in accordance with the Singapore Companies Act by the directors.

Quorum Requirements	Quorum Requirements

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation or bylaws can specify the number of shares which constitute the quorum required to conduct business at a meeting, provided that in no event shall a quorum consist of less than one-third of the shares entitled to vote at a meeting.	Our constitution provides that the quorum at any general meeting shall be any two shareholders present in person or by proxy or, in the case of a corporation, by a representative and entitled to vote thereat]. In the event a quorum is not present within half an hour from the time appointed for the meeting, the meeting, if convened upon the requisition of members, shall be dissolved. In any other case, the meeting shall be adjourned for one week, or to such other day and at such other time and place as the directors may determine.

Shareholders’ Rights at Meetings

Only registered shareholders of our company reflected in our register of members are recognized under Singapore law as shareholders of our company. As a result, only registered shareholders have legal standing under Singapore law to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders.

The Singapore Companies Act provides that every member shall, notwithstanding any provision in the constitution, have a right to attend any general meeting of the company and to speak on any resolution before the meeting. The holder of a share may vote on a resolution before a general meeting of the company if the share confers on the holder a right to vote on that resolution. The company’s constitution may provide that a member shall not be entitled to vote unless all calls or other sums personally payable by him in respect of shares in the company have been paid.

21

Delaware	Singapore

Shares in a public company may confer special, limited or conditional voting rights or not confer voting rights. In this regard, different classes of shares in a public company may be issued only if the issue of the class or classes of shares is provided for in the constitution of the public company and the constitution of the public company sets out in respect of each class of shares the rights attached to that class of shares. A public company shall not undertake any issuance of shares that confer special, limited or conditional voting rights or that confer no voting rights unless it is approved by shareholders by special resolution.

Circulation of Shareholders’ Resolutions

Under the Singapore Companies Act, a company shall on the requisition of (a) any number of shareholders representing not less than 5% of the total voting rights of all the shareholders having at the date of requisition a right to vote at a meeting to which the requisition relates or (b) not less than 100 shareholders holding shares on which there has been paid up an average sum, per shareholder, of not less than S$500, and unless the company otherwise resolves, at the expense of the requisitionists, (i) give to shareholders entitled to receive notice of the next annual general meeting notice of any resolution which may properly be moved and is intended to be moved at that meeting, and (ii) circulate to shareholders entitled to receive notice of any general meeting any statement of not more than 1,000 words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting.

Indemnification of Officers, Directors and Employees

Under the Delaware General Corporation Law, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding, if the person:

Under Section 172 of the Singapore Companies Act, any provision exempting or indemnifying the officers of a company (including directors) against liability, which would otherwise attach to them in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

However, the Singapore Companies Act allows a company to:

➢ purchase and maintain for any officer insurance against any liability which would otherwise attach to such officer in connection with any negligence, default, breach of duty or breach of trust in relation to the company; and

➢ acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or, in some circumstances, at least not opposed to its best interests; and

➢ in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Delaware corporate law permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper.

To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by Delaware corporate law to indemnify such person for reasonable expenses incurred thereby. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined that that person is not entitled to be so indemnified.

➢ indemnify such officer against any liability incurred by him or her to a person other than the company except when the indemnity is against any liability (i) of the officer to pay a fine in criminal proceedings, (ii) of the officer to pay a penalty to a regulatory authority in respect of non-compliance with any requirements of a regulatory nature (howsoever arising), (iii) incurred by the officer in defending criminal proceedings in which he or she is convicted, (iv) incurred by the officer in defending civil proceedings brought by the company or a related company in which judgment is given against him or her, or (v) incurred by the officer in connection with an application for relief under Section 76A(13) or Section 391 of the Singapore Companies Act in which the court refuses to grant him or her relief.

In cases where a director is sued by the company, the Singapore Companies Act gives the court the power to relieve directors either wholly or partially from their liability for their negligence, default, breach of duty or breach of trust. In order for relief to be obtained, it must be shown that (i) the director acted reasonably and honestly; and (ii) it is fair, having regard to all the circumstances of the case including those connected with such director’s appointment, to excuse the director. However, Singapore case law has indicated that such relief will not be granted to a director who has benefited as a result of his or her breach of trust.

Under our constitution, it is provided that every director shall be indemnified out of the assets of our Company to the extent permitted by the Singapore Companies Act.

22

Delaware	Singapore

Shareholder Approval of Issuances of Shares

Under Delaware law, the board of directors has the authority to issue, from time to time, capital stock in its sole discretion, as long the number the shares to be issued, together with those shares that are already issued and outstanding and those shares reserved to be issued, do not exceed the authorized capital for the corporation as previously approved by the stockholders and set forth in the corporation’s certificate of incorporation. Under the foregoing circumstances, no additional stockholder approval is required for the issuance of capital stock. Under Delaware law, stockholder approval is required (i) for any amendment to the corporation’s certificate of incorporation to increase the authorized capital and (ii) for the issuance of stock in a direct merger transaction where the number of shares exceeds 20% of the corporation’s shares outstanding prior to the transaction, regardless of whether there is sufficient authorized capital.	Section 161 of the Singapore Companies Act provides that notwithstanding anything in the company’s constitution, the directors shall not exercise any power to issue shares without prior approval of the company’s shareholders in a general meeting. Such authorization may be obtained by ordinary resolution. Once this shareholders’ approval is obtained, unless previously revoked or varied by the company in a general meeting, it continues in force until the conclusion of the next annual general meeting or the expiration of the period within which the next annual general meeting after that date is required by law to be held, whichever is earlier; but any approval may be revoked or varied by the company in a general meeting. Notwithstanding this general authorization to allot and issue our ordinary shares, the Company will be required to seek shareholder approval with respect to future issuances of ordinary shares, where required under the NYSE American rules, such as if we were to propose an issuance of ordinary shares that would result in a change in control of the Company or in connection with a transaction involving the issuance of ordinary shares representing 20% or more of our outstanding ordinary shares.

Shareholder Approval of Business Combinations

Generally, under the Delaware General Corporation Law, completion of a merger, consolidation, or the sale, lease or exchange of substantially all of a corporation’s assets or dissolution requires approval by the board of directors and by a majority (unless the certificate of incorporation requires a higher percentage) of outstanding stock of the corporation entitled to vote.

The Delaware General Corporation Law also requires a special vote of stockholders in connection with a business combination with an “interested stockholder” as defined in section 203 of the Delaware General Corporation Law. See “— Interested Shareholders” above.

The Singapore Companies Act mandates that specified corporate actions require approval by the shareholders in a general meeting, notably:

➢ notwithstanding anything in the company’s constitution, directors are not permitted to carry into effect any proposals for disposing of the whole or substantially the whole of the company’s undertaking or property unless those proposals have been approved by shareholders in a general meeting;

➢ subject to the constitution of each amalgamating company, an amalgamation proposal must be approved by the shareholders of each amalgamating company via special resolution at a general meeting; and

➢ notwithstanding anything in the company’s constitution, the directors may not, without the prior approval of shareholders, issue shares, including shares being issued in connection with corporate actions.

Shareholder Action Without A Meeting

Under the Delaware General Corporation Law, unless otherwise provided in a corporation’s certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize such action, consent in writing. It is not uncommon for a corporation’s certificate of incorporation to prohibit such action.	There are no equivalent provisions under the Singapore Companies Act in respect of public companies which are listed on a securities exchange outside Singapore, like our Company.

23

Delaware	Singapore

Shareholder Suits

Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action under the Delaware General Corporation Law have been met. A person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction which is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law.

Standing

Only registered shareholders of our company reflected in our register of members are recognized under Singapore law as shareholders of our company. As a result, only registered shareholders have legal standing under Singapore law to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders. Holders of book-entry interests in our shares will be required to exchange their book-entry interests for certificated shares and to be registered as shareholders in our register of members in order to institute or enforce any legal proceedings or claims against us relating to shareholder rights. A holder of book-entry interests may become a registered shareholder of our company by exchanging its interest in our shares for certificated shares and being registered in our register of members.

Additionally, under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which is the subject of the suit, but also through the duration of the derivative suit. The Delaware General Corporation Law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.

Personal remedies in cases of oppression or injustice

A shareholder may apply to the court for an order under Section 216 of the Singapore Companies Act to remedy situations where (i) the company’s affairs are being conducted or the powers of the company’s directors are being exercised in a manner oppressive to, or in disregard of the interests of, one or more of the shareholders or holders of debentures of the company, including the applicant; or (ii) the company has done an act, or threatens to do an act, or the shareholders or holders of debentures have proposed or passed some resolution, which unfairly discriminates against, or is otherwise prejudicial to, one or more of the company’s shareholders or holders of debentures, including the applicant.

Singapore courts have wide discretion as to the relief they may grant under such application, including, inter alia, directing or prohibiting any act or cancelling or varying any transaction or resolution, providing that the company be wound up, or authorizing civil proceedings to be brought in the name of or on behalf of the company by such person or persons and on such terms as the court directs.

Derivative actions and arbitrations

The Singapore Companies Act has a provision which provides a mechanism enabling shareholders to apply to the court for leave to bring a derivative action or commence an arbitration on behalf of the company.

Applications are generally made by shareholders of the company, but courts are given the discretion to allow such persons as they deem proper to apply (e.g., beneficial owner of shares).

It should be noted that this provision of the Singapore Companies Act is primarily used by minority shareholders to bring an action or arbitration in the name and on behalf of the company or intervene in an action or arbitration to which the company is a party for the purpose of prosecuting, defending or discontinuing the action or arbitration on behalf of the company. Prior to commencing a derivative action or arbitration, the court must be satisfied that (i) 14 days’ notice has been given to the directors of the company of the party’s intention to make such an application if the directors of the company do not bring, diligently prosecute or defend or discontinue the action or arbitration, (ii) the party is acting in good faith and (iii) it appears to be prima facie in the interests of the company that the action or arbitration be brought, prosecuted, defended or discontinued.

Class actions

The concept of class action suits in the United States, which allows individual shareholders to bring an action seeking to represent the class or classes of shareholders, does not exist in the same manner in Singapore. In Singapore, it is possible as a matter of procedure for a number of shareholders to lead an action and establish liability on behalf of themselves and other shareholders who join in or who are made parties to the action. These shareholders are commonly known as “lead plaintiffs”.

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Delaware	Singapore

Distributions and Dividends; Repurchases and Redemptions

The Delaware General Corporation Law permits a corporation to declare and pay dividends out of statutory surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

The Singapore Companies Act provides that no dividends can be paid to shareholders except out of profits. The Singapore Companies Act does not provide a definition on when profits are deemed to be available for the purpose of paying dividends and this is accordingly governed by case law.

Our constitution provides that no dividend can be paid otherwise than out of profits.

Under the Delaware General Corporation Law, any corporation may purchase or redeem its own shares, except that generally it may not purchase or redeem these shares if the capital of the corporation is impaired at the time or would become impaired as a result of the redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.

Acquisition of a company’s own shares

The Singapore Companies Act generally prohibits a company from acquiring its own shares or purporting to acquire the shares of its holding company or ultimate holding company, whether directly or indirectly, in any way, subject to certain exceptions. Any contract or transaction made or entered into in contravention of the aforementioned prohibition by which a company acquires or purports to acquire its own shares or shares in its holding company or ultimate holding company is void. However, provided that it is expressly permitted to do so by its constitution (as the case may be) and subject to the special conditions of each permitted acquisition contained in the Singapore Companies Act, a company may:

➢ redeem redeemable preference shares on such terms and in such manner as is provided by its constitution. Preference shares may be redeemed out of capital only if all the directors make a solvency statement in relation to such redemption in accordance with the Singapore Companies Act, and the company lodges a copy of the statement with the Registrar of Companies;

➢ whether listed on an exchange in Singapore approved by the Monetary Authority of Singapore or any securities exchange outside Singapore, or not, make an off-market purchase of its own shares in accordance with an equal access scheme authorized in advance at a general meeting;

➢ make a selective off-market purchase of its own shares in accordance with an agreement authorized in advance at a general meeting by a special resolution where persons whose shares are to be acquired and their associated persons have abstained from voting;

➢ whether listed on an exchange in Singapore approved by the Monetary Authority of Singapore or any securities exchange outside Singapore, or not, make an acquisition of its own shares under a contingent purchase contract which has been authorized in advance at a general meeting by a special resolution; and

➢ where listed on a securities exchange, make an acquisition of its own shares on the securities exchange, in accordance with the terms and limits authorized in advance at a general meeting.

A company may also purchase its own shares by an order of a Singapore court.

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Delaware	Singapore

➢ The total number of ordinary shares, stocks in any class and non-redeemable preference shares that may be acquired by a company in a relevant period may not exceed 20% (or such other prescribed percentage) of the total number of ordinary shares, stocks in that class or non-redeemable preference shares (as the case may be) as of the date of the resolution passed to authorize the acquisition of the shares. Where, however, a company has reduced its share capital by a special resolution or a Singapore court has made an order confirming the reduction of share capital of the company, the total number of ordinary shares, stocks in any class or non-redeemable preference shares shall be taken to be the total number of ordinary shares, stocks in any class or non-redeemable preference shares (as the case may be) as altered by the special resolution or the order of the court. Payment, including any expenses (including brokerage or commission) incurred directly in the acquisition by the company of its own shares, may be made out of the company’s profits or capital, provided that the company is solvent.

Financial assistance for the acquisition of shares

A public company or a company whose holding company or ultimate holding company is a public company shall not give financial assistance to any person whether directly or indirectly for the purpose of or in connection with:

➢ the acquisition or proposed acquisition of shares in the company or units of such shares; or

➢ the acquisition or proposed acquisition of shares in its holding company or ultimate holding company, or units of such shares.

Financial assistance may take the form of a loan, the giving of a guarantee, the provision of security, the release of an obligation, the release of a debt or otherwise.

However, it should be noted that a company may provide financial assistance for the acquisition of its shares or shares in its holding company or ultimate holding company if it complies with the requirements (including approval by special resolution) set out in the Singapore Companies Act.

Our constitution provides that subject to and in accordance with the provisions of the Singapore Companies Act, we may purchase or otherwise acquire our own shares on such terms and in such manner as we may think fit. Any share that is so purchased or acquired by us shall, unless held in treasury in accordance with the Singapore Companies Act, be deemed to be cancelled immediately on purchase or acquisition. On the cancellation of a share as aforesaid, the rights and privileges attached to that share shall expire.

26

Delaware	Singapore

Transactions with Officers or Directors

Under the Delaware General Corporation Law, some contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable because of such interest provided that some conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. Under the Delaware General Corporation Law, either (a) the stockholders or the board of directors of a corporation must approve in good faith any such contract or transaction after full disclosure of the material facts or (b) the contract or transaction must have been “fair” as to the corporation at the time it was approved. If board approval is sought, the contract or transaction must be approved in good faith by a majority of disinterested directors after full disclosure of material facts, even though less than a majority of a quorum.	Under the Singapore Companies Act, directors and the chief executive officer of the company are not prohibited from dealing with the company, but where they have an interest, whether directly or indirectly, in a transaction with the company, that interest must be disclosed to the board of directors. In particular, every director or chief executive officer who is in any way, whether directly or indirectly, interested in a transaction or proposed transaction with the company must, as soon as is practicable after the relevant facts have come to such director’s or, as the case may be, the chief executive officer’s knowledge, declare the nature of such interest at a meeting of the directors or send a written notice to the company detailing the nature, character and extent of the interest.

In addition, a director or chief executive officer who holds any office or possesses any property whereby, whether directly or indirectly, any duty or interest might be created in conflict with such director’s or, as the case may be, the chief executive officer’s duties as director or chief executive officer (as the case may be) is required to declare the fact and the nature, character and extent of the conflict at a meeting of directors or send a written notice to the company detailing the fact and the nature, character and extent of the conflict.

The Singapore Companies Act extends the scope of this statutory duty of a director and chief executive officer to disclose any interests by pronouncing that an interest of a member of a director’s or, as the case may be, the chief executive officer’s family (including spouse, son, adopted son, step-son, daughter, adopted daughter and step-daughter) will be treated as an interest of the director or chief executive officer (as the case may be).

There is, however, no requirement for disclosure where the interest of the director or chief executive officer (as the case may be) consists only of being a member or creditor of a corporation which is interested in the transaction or proposed transaction with the company if the interest may properly be regarded as immaterial. Where the transaction or the proposed transaction relates to any loan to the company, no disclosure need be made where the director or chief executive officer (as the case may be) has only guaranteed or joined in guaranteeing the repayment of such loan, unless the constitution provides otherwise.

Further, where the transaction or the proposed transaction has been or will be made with or for the benefit of a related corporation (i.e., the holding company, subsidiary or subsidiary of a common holding company), the director or chief executive officer shall not be deemed to be interested or at any time interested in such transaction or proposed transaction where he is a director or chief executive officer (as the case may be) of the related corporation, unless the constitution provides otherwise.

Subject to specified exceptions, the Singapore Companies Act prohibits a company (other than an exempt private company) from, among others, (i) making a loan or a quasi-loan to its directors or to directors of a related corporation, or giving a guarantee or security in connection with such a loan or quasi-loan, (ii) entering into a credit transaction as creditor for the benefit of its directors or the directors of a related corporation, or giving a guarantee or any security in connection with such a credit transaction, (iii) arranging an assignment to or assumption by the company of any rights, obligations or liabilities under a transaction which, if it had been entered into by the company, would have been a restricted transaction, and (iv) taking part in an arrangement under which another person enters into a transaction which, if entered into by the company, would have been a restricted transaction and such person obtains a benefit from the company or its related corporation pursuant thereto. Companies are also prohibited from entering into any of these transactions with the spouse or children (whether adopted or natural or step-children) of its directors.

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Delaware	Singapore

Subject to specified exceptions, the Singapore Companies Act prohibits a company (other than an exempt private company) from, among others, making a loan or a quasi-loan to another company or a limited liability partnership or entering into any guarantee or providing any security in connection with a loan or a quasi-loan made to another company or a limited liability partnership by a person other than the first-mentioned company, entering into a credit transaction as a creditor for the benefit of another company or a limited liability partnership, or entering into any guarantee or providing any security in connection with a credit transaction entered into by any person for the benefit of another company or a limited liability partnership if a director or directors of the first-mentioned company is or together are interested in 20% or more of the total voting power in the other company or the limited liability partnership (as the case may be).

Such prohibition shall extend to apply to, among others, a loan or quasi-loan made by a company (other than an exempt private company) to another company or a limited liability partnership, a credit transaction made by a company (other than an exempt private company) for the benefit of another company or limited liability partnership and a guarantee or security provided by a company (other than an exempt private company) in connection with a loan or quasi-loan made by a person other than the first-mentioned company to another company or a limited liability partnership, where such other company or limited liability partnership is incorporated or formed (as the case may be) outside Singapore, if a director or directors of the first-mentioned company (a) is or together are interested in 20% or more of the total voting power in the other company or limited liability partnership or (b) in a case where the other company does not have a share capital, exercises or together exercise control over the other company whether by reason of having the power to appoint directors or otherwise.

The Singapore Companies Act also provides that an interest of a member of a director’s family (including spouse, son, adopted son, step-son, daughter, adopted daughter and step-daughter) will be treated as an interest of the director.

Dissenters’ Rights

Under the Delaware General Corporation Law, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.	There are no equivalent provisions in Singapore under the Singapore Companies Act.

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DESCRIPTION OF EXISTING WARRANTS

Series 2024-A Warrants

The following description of the Series 2024-A warrants is a summary, is not complete and is subject to, and qualified in its entirety by, the provisions of the Series 2024-A warrants, the form of which is to be filed as an exhibit to the registration statement of which this prospectus forms a part, by amendment. It summarizes only those aspects of the Series 2024-A warrants that we believe will be most important to your decision to invest in the Series 2024-A warrants. You should keep in mind, however, that it is the terms in the Series 2024-A warrants, and not this summary, which define your rights as a holder of the Series 2024-A warrants. There may be other provisions in the Series 2024-A warrants that are also important to you. You should read the form of the Series 2024-A warrants for a full description of the terms of the Series 2024-A warrants.

Duration and Exercise Price

Each full Series 2024-A warrant entitles the holder thereof to purchase one share of our ordinary shares at an exercise price equal to $3.50 per share (effecting for 1-for-10 reverse split). The Series 2024-A warrants will be exercisable during the period commencing on the date of issuance and will expire on the five year anniversary of the date of issuance. The Series 2024-A warrants will be issued in certificated form.

Exercisability

The Series 2024-A warrants may be exercised by delivering to the Company a duly-executed notice of election to exercise the Series 2024-A warrant and delivering to the Company cash payment of the exercise price. Upon delivery of the written notice of election to exercise the Series 2024-A warrant and cash payment of the exercise price, on and subject to the terms and conditions of the Series 2024-A warrants, we will deliver or cause to be delivered to such holder, the number of whole shares of ordinary shares to which the holder is entitled, which shares shall be delivered in book-entry form. If a Series 2024-A warrant is exercised for fewer than all of the shares of ordinary shares for which such Series 2024-A warrant may be exercised, then upon request of the holder and surrender of such Series 2024-A warrant, we shall issue a new Series 2024-A warrant exercisable for the remaining number of shares of ordinary shares.

A holder (together with its affiliates) may not exercise any portion of the Series 2024-A warrants to the extent that the holder (together with its affiliates) would beneficially own more than 4.99% (or, at the election of the holder prior to the date of issuance, 9.99%) of our outstanding ordinary shares after exercise. The holder may increase or decrease this beneficial ownership limitation to any other percentage not in excess of 9.99%, upon notice to us, provided that, in the case of an increase of such beneficial ownership limitation, such notice shall not be effective until 61 days following notice to us.

Cashless Exercise

If, and only if, a registration statement relating to the issuance of the shares underlying the Series 2024-A warrants is not then effective or the prospectus therein is not available for use, a holder of Series 2024-A warrants may exercise the Series 2024-A warrants on a cashless basis, where the holder receives the net value of the Series 2024-A warrants in shares of ordinary shares pursuant to the formula set forth in the Series 2024-A warrants. However, if an effective registration statement and the prospectus is available for the issuance of the shares underlying the Series 2024-A warrants, a holder may only exercise the Series 2024-A warrants through a cash exercise. Shares issued pursuant to a cashless exercise would be issued pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), and the shares of ordinary shares issued upon such cashless exercise would take on the registered characteristics of the Series 2024-A warrants being exercised.

Failure to Timely Deliver Shares of Ordinary shares

If we fail to timely deliver shares of ordinary shares pursuant to any exercise of the Series 2024-A warrants, and such exercising holder elects or is required to purchase shares of ordinary shares (in an open market transaction or otherwise) to deliver in satisfaction of a sale by such holder of all or a portion of the shares of ordinary shares for which such Series 2024-A warrant was exercised, then we will be required to deliver an amount in cash by which holder’s purchase price, including commissions, exceeds the number of shares of ordinary shares to be delivered multiplied by the price at which the sell order was executed and, at option of holder, reinstate the portion of warrant for the exercise that was not honored or deliver the number of shares of ordinary shares.

Fundamental Transaction

If, at any time while the Series 2024-A warrants are outstanding, we directly or indirectly, in one or more related transactions, enter into a fundamental transaction, which includes any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our ordinary shares as further described in the Series 2024-A warrants, then each holder shall become entitled to receive the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if the holder had been, immediately prior to such fundamental transaction, the holder of the number of shares of ordinary shares then issuable upon exercise of such holder’s Series 2024-A warrants. Any successor to us, surviving entity or the corporation purchasing or otherwise acquiring such assets shall assume the obligation to deliver to the holder such alternate consideration, and the other obligations, under the Series 2024-A warrants. In addition, upon a fundamental transaction, the holder will have the right to require us to repurchase its Series 2024-A warrant at its fair value using the Black Scholes option pricing formula in the Series 2024-A warrants; provided, however, that, if the fundamental transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the warrant, that is being offered and paid to the holders of our ordinary shares in connection with the fundamental transaction.

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Certain Adjustments

The exercise price and the number of shares purchasable upon exercise of the Series 2024-A warrants are subject to adjustment upon certain reclassifications, stock dividends and stock splits. Subject to NYSE rules and regulations, we have the right at any time during the term of the Series 2024-A warrants to reduce the then-existing exercise price, with respect to all or any portion of any outstanding Series 2024-A warrants to any amount and for any period of time deemed appropriate by our board of directors.

Pro Rata Distributions

If, at any time while the Series 2024-A warrants are outstanding, we declare or make any dividend or other distribution of our assets to holders of shares of our ordinary shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, or options, by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) or we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of ordinary shares (in each case, “Series 2024-A Distributed Property”), then each holder of a Series 2024-A warrant shall receive, with respect to the shares of ordinary shares issuable upon exercise of such Series 2024-A warrant, the Series 2024-A Distributed Property that such holder would have been entitled to receive had the holder been the record holder of such number of shares of ordinary shares issuable upon exercise of the warrant immediately prior to the record date for such Series 2024-A Distributed Property.

Authorized and Unreserved Shares of Ordinary shares

So long as any of the Series 2024-A warrants remain outstanding, we are required to maintain a number of authorized and unreserved shares of ordinary shares equal to the number of shares of ordinary shares issuable upon the exercise of all of the Series 2024-A warrants then outstanding.

Fractional Shares

No fractional shares will be issued upon exercise of the Series 2024-A warrants, but we will pay a cash adjustment or round up to the next whole share in connection with any fractional share.

Rights as a Stockholder

Except as set forth in the Series 2024-A warrants, the Series 2024-A warrants do not confer upon holders any voting or other rights as stockholders of the Company.

Trading Market

There is no established public trading market available for the Series 2024-A warrants on any national securities exchange or other nationally recognized trading system. In addition, we do not intend to apply to list the Series 2024-A warrants on any national securities exchange or other nationally recognized trading system, including the NYSE American.

Series 2024-C Warrants

The following description of the Series 2024-C warrants is a summary, is not complete and is subject to, and qualified in its entirety by, the provisions of the Series 2024-C warrants, the form of which is to be filed as an exhibit to the registration statement of which this prospectus forms a part, by amendment. It summarizes only those aspects of the Series 2024-C warrants that we believe will be most important to your decision to invest in the Series 2024-C warrants. You should keep in mind, however, that it is the terms in the Series 2024-C warrants, and not this summary, which define your rights as a holder of the Series 2024-C warrants. There may be other provisions in the Series 2024-C warrants that are also important to you. You should read the form of the Series 2024-C warrants for a full description of the terms of the Series 2024-C warrants.

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Duration and Exercise Price

Each full Series 2024-C warrant entitles the holder thereof to purchase one share of our ordinary shares at an exercise price equal to $3.50 per share (effecting for 1-for-10 reverse split). The Series 2024-C warrants will be exercisable during the period commencing on the date of issuance and will expire on the 18-month anniversary of the date of issuance. The Series 2024-C warrants will be issued in certificated form.

Exercisability

The Series 2024-C warrants may be exercised by delivering to the Company a duly-executed notice of election to exercise the Series 2024-C warrant and delivering to the Company cash payment of the exercise price. Upon delivery of the written notice of election to exercise the Series 2024-C warrant and cash payment of the exercise price, on and subject to the terms and conditions of the Series 2024-C warrants, we will deliver or cause to be delivered to such holder, the number of whole shares of ordinary shares to which the holder is entitled, which shares shall be delivered in book-entry form. If a Series 2024-C warrant is exercised for fewer than all of the shares of ordinary shares for which such Series 2024-C warrant may be exercised, then upon request of the holder and surrender of such Series 2024-C warrant, we shall issue a new Series 2024-C warrant exercisable for the remaining number of shares of ordinary shares.

A holder (together with its affiliates) may not exercise any portion of the Series 2024-C warrants to the extent that the holder (together with its affiliates) would beneficially own more than 4.99% (or, at the election of the holder prior to the date of issuance, 9.99%) of our outstanding ordinary shares after exercise. The holder may increase or decrease this beneficial ownership limitation to any other percentage not in excess of 9.99%, upon notice to us, provided that, in the case of an increase of such beneficial ownership limitation, such notice shall not be effective until 61 days following notice to us.

Cashless Exercise

If, and only if, a registration statement relating to the issuance of the shares underlying the Series 2024-C warrants is not then effective or the prospectus therein is not available for use, a holder of Series 2024-C warrants may exercise the Series 2024-C warrants on a cashless basis, where the holder receives the net value of the Series 2024-C warrants in shares of ordinary shares pursuant to the formula set forth in the Series 2024-C warrants. However, if an effective registration statement and the prospectus is available for the issuance of the shares underlying the Series 2024-C warrants, a holder may only exercise the Series 2024-C warrants through a cash exercise. Shares issued pursuant to a cashless exercise would be issued pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), and the shares of ordinary shares issued upon such cashless exercise would take on the registered characteristics of the Series 2024-C warrants being exercised.

Failure to Timely Deliver Shares of Ordinary shares

If we fail to timely deliver shares of ordinary shares pursuant to any exercise of the Series 2024-C warrants, and such exercising holder elects or is required to purchase shares of ordinary shares (in an open market transaction or otherwise) to deliver in satisfaction of a sale by such holder of all or a portion of the shares of ordinary shares for which such Series 2024-C warrant was exercised, then we will be required to deliver an amount in cash by which holder’s purchase price, including commissions, exceeds the number of shares of ordinary shares to be delivered multiplied by the price at which the sell order was executed and, at option of holder, reinstate the portion of warrant for the exercise that was not honored or deliver the number of shares of ordinary shares.

Fundamental Transaction

If, at any time while the Series 2024-C warrants are outstanding, we directly or indirectly, in one or more related transactions, enter into a fundamental transaction, which includes any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our ordinary shares as further described in the Series 2024-C warrants, then each holder shall become entitled to receive the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if the holder had been, immediately prior to such fundamental transaction, the holder of the number of shares of ordinary shares then issuable upon exercise of such holder’s Series 2024-C warrants. Any successor to us, surviving entity or the corporation purchasing or otherwise acquiring such assets shall assume the obligation to deliver to the holder such alternate consideration, and the other obligations, under the Series 2024-C warrants. In addition, upon a fundamental transaction, the holder will have the right to require us to repurchase its Series 2024-C warrant at its fair value using the Black Scholes option pricing formula in the Series 2024-C warrants; provided, however, that, if the fundamental transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the warrant, that is being offered and paid to the holders of our ordinary shares in connection with the fundamental transaction.

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Certain Adjustments

The exercise price and the number of shares purchasable upon exercise of the Series 2024-C warrants are subject to adjustment upon certain reclassifications, stock dividends and stock splits. Subject to NYSE rules and regulations, we have the right at any time during the term of the Series 2024-C warrants to reduce the then-existing exercise price, with respect to all or any portion of any outstanding Series 2024-C warrants to any amount and for any period of time deemed appropriate by our board of directors.

Pro Rata Distributions

If, at any time while the Series 2024-C warrants are outstanding, we declare or make any dividend or other distribution of our assets to holders of shares of our ordinary shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, or options, by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) or we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of ordinary shares (in each case, “Series 2024-C Distributed Property”), then each holder of a Series 2024-C warrant shall receive, with respect to the shares of ordinary shares issuable upon exercise of such Series 2024-C warrant, the Series 2024-C Distributed Property that such holder would have been entitled to receive had the holder been the record holder of such number of shares of ordinary shares issuable upon exercise of the warrant immediately prior to the record date for such Series 2024-C Distributed Property.

Authorized and Unreserved Shares of Ordinary shares

So long as any of the Series 2024-C warrants remain outstanding, we are required to maintain a number of authorized and unreserved shares of ordinary shares equal to the number of shares of ordinary shares issuable upon the exercise of all of the Series 2024-C warrants then outstanding.

Fractional Shares

No fractional shares will be issued upon exercise of the Series 2024-C warrants, but we will pay a cash adjustment or round up to the next whole share in connection with any fractional share.

Rights as a Stockholder

Except as set forth in the Series 2024-C warrants, the Series 2024-C warrants do not confer upon holders any voting or other rights as stockholders of the Company.

Trading Market

There is no established public trading market available for the Series 2024-C warrants on any national securities exchange or other nationally recognized trading system. In addition, we do not intend to apply to list the Series 2024-C warrants on any national securities exchange or other nationally recognized trading system, including the NYSE American.

Series 2024-D and -E Warrants

The following description of the Series 2024-D and -E warrants is a summary, is not complete and is subject to, and qualified in its entirety by, the provisions of those warrants, the form of which has been filed with the SEC on Form 6-K dated May 20, 2024. It summarizes only those aspects of the Series 2024-D and-E warrants that we believe will be most important to your decision to invest in the Series 2024-C warrants.

On May 18, 2024, the Company entered into agreements for the immediate exercise of certain outstanding Series 2024-C warrants to purchase up to an aggregate of 1,095,045 of the Company’s ordinary shares originally issued in January 2024, at the current exercise price of $3.50 per share. The ordinary shares issuable upon exercise of the warrants are registered pursuant to an effective registration statement on Form F-1 (No. 333-273841). The gross proceeds to the Company from the exercise of the warrants are approximately $3.8 million, prior to deducting placement agent fees and estimated offering expenses.

In consideration for the immediate exercise of the warrants for cash, the Company will issue new unregistered Series 2024-D warrants to purchase up to 1,095,045 ordinary shares and new unregistered Series 2024-E warrants to purchase up to 1,095,045 ordinary shares (effecting for 1-for-10 reverse split). The new warrants will have an exercise price of $3.50 per share and will be immediately exercisable upon issuance. The Series 2024-D warrants will have a term of five and one-half years from the issuance date and the Series 2024-E warrants will have a term of two years from the issuance date. Except as set forth above, the Series 2024-D and -E warrants have the same terms as the Series 2024-C Warrants.

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2024 Ordinary Share Purchase Warrants

The following description of the 2024 Ordinary Share Purchase warrants is a summary, is not complete and is subject to, and qualified in its entirety by, the provisions of the 2024 Ordinary Share Purchase warrants, the form of which is filed as an exhibit to the Company’s Current Report on Form 6-K filed with the SEC on April 29, 2024. It summarizes only those aspects of the 2024 Ordinary Share Purchase warrants that we believe will be most important to your decision to invest in the 2024 Ordinary Share Purchase warrants. You should keep in mind, however, that it is the terms in the 2024 Ordinary Share Purchase warrants, and not this summary, which define your rights as a holder of the 2024 Ordinary Share Purchase warrants. There may be other provisions in the 2024 Ordinary Share Purchase warrants that are also important to you. You should read the form of the 2024 Ordinary Share Purchase warrants for a full description of the terms of the 2024 Ordinary Share Purchase warrants.

Duration and Exercise Price

Each full 2024 Ordinary Share Purchase warrant entitles the holder thereof to purchase one share of our ordinary shares at an exercise price equal to $3.50 per share (effecting for 1-for-10 reverse split) (as a result of the May 15, 2024 Waiver). The 2024 Ordinary Share Purchase warrants will be exercisable during the period commencing on the date of issuance and will expire on the 5 year anniversary of the date of issuance. The 2024 Ordinary Share Purchase warrants will be issued in certificated form. As a result of the May 2024 warrant inducement transaction set forth above, the exercise price of the 2024 Ordinary Share Purchase warrants was reduced to $3.50 and an additional 600,000 (effecting for 1-for-10 reverse split) of these warrants were issued to the holder.

Exercisability

The 2024 Ordinary Share Purchase warrants may be exercised by delivering to the Company a duly-executed notice of election to exercise the 2024 Ordinary Share Purchase warrant and delivering to the Company cash payment of the exercise price. Upon delivery of the written notice of election to exercise the 2024 Ordinary Share Purchase warrant and cash payment of the exercise price, on and subject to the terms and conditions of the 2024 Ordinary Share Purchase warrants, we will deliver or cause to be delivered to such holder, the number of whole shares of ordinary shares to which the holder is entitled, which shares shall be delivered in book-entry form. If a 2024 Ordinary Share Purchase warrant is exercised for fewer than all of the shares of ordinary shares for which such 2024 Ordinary Share Purchase warrant may be exercised, then upon request of the holder and surrender of such 2024 Ordinary Share Purchase warrant, we shall issue a new 2024 Ordinary Share Purchase warrant exercisable for the remaining number of shares of ordinary shares.

A holder (together with its affiliates) may not exercise any portion of the 2024 Ordinary Share Purchase warrants to the extent that the holder (together with its affiliates) would beneficially own more than 4.99% (or, at the election of the holder prior to the date of issuance, 9.99%) of our outstanding ordinary shares after exercise. The holder may increase or decrease this beneficial ownership limitation to any other percentage not in excess of 9.99%, upon notice to us, provided that, in the case of an increase of such beneficial ownership limitation, such notice shall not be effective until 61 days following notice to us.

Cashless Exercise

If, and only if, a registration statement relating to the issuance of the shares underlying the 2024 Ordinary Share Purchase warrants is not then effective or the prospectus therein is not available for use, a holder of 2024 Ordinary Share Purchase warrants may exercise the 2024 Ordinary Share Purchase warrants on a cashless basis, where the holder receives the net value of the 2024 Ordinary Share Purchase warrants in shares of ordinary shares pursuant to the formula set forth in the 2024 Ordinary Share Purchase warrants. However, if an effective registration statement and the prospectus is available for the issuance of the shares underlying the 2024 Ordinary Share Purchase warrants, a holder may only exercise the 2024 Ordinary Share Purchase warrants through a cash exercise. Shares issued pursuant to a cashless exercise would be issued pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), and the shares of ordinary shares issued upon such cashless exercise would take on the registered characteristics of the 2024 Ordinary Share Purchase warrants being exercised.

Failure to Timely Deliver Shares of Ordinary shares

If we fail to timely deliver shares of ordinary shares pursuant to any exercise of the 2024 Ordinary Share Purchase warrants, and such exercising holder elects or is required to purchase shares of ordinary shares (in an open market transaction or otherwise) to deliver in satisfaction of a sale by such holder of all or a portion of the shares of ordinary shares for which such 2024 Ordinary Share Purchase warrant was exercised, then we will be required to deliver an amount in cash by which holder’s purchase price, including commissions, exceeds the number of shares of ordinary shares to be delivered multiplied by the price at which the sell order was executed and, at option of holder, reinstate the portion of warrant for the exercise that was not honored or deliver the number of shares of ordinary shares.

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Certain Adjustments

The exercise price and the number of shares purchasable upon exercise of the 2024 Ordinary Share Purchase warrants are subject to adjustment upon certain reclassifications, stock dividends and stock splits. The Warrants are also subject to a most favored nation provision if the Company issues other ordinary share equivalents with terms which the holders of the Warrants reasonably believe are more favorable than the terms of these Warrants.

Pro Rata Distributions

If, at any time while the 2024 Ordinary Share Purchase warrants are outstanding, we declare or make any dividend or other distribution of our assets to holders of shares of our ordinary shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, or options, by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) or we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of ordinary shares (in each case, “2024 Ordinary Share Purchase Distributed Property”), then each holder of a 2024 Ordinary Share Purchase warrant shall receive, with respect to the shares of ordinary shares issuable upon exercise of such 2024 Ordinary Share Purchase warrant, the 2024 Ordinary Share Purchase Distributed Property that such holder would have been entitled to receive had the holder been the record holder of such number of shares of ordinary shares issuable upon exercise of the warrant immediately prior to the record date for such 2024 Ordinary Share Purchase Distributed Property.

Authorized and Unreserved Shares of Ordinary shares

So long as any of the 2024 Ordinary Share Purchase warrants remain outstanding, we are required to maintain a number of authorized and unreserved shares of ordinary shares equal to the number of shares of ordinary shares issuable upon the exercise of all of the 2024 Ordinary Share Purchase warrants then outstanding.

Fractional Shares

No fractional shares will be issued upon exercise of the 2024 Ordinary Share Purchase warrants, but we will pay a cash adjustment or round up to the next whole share in connection with any fractional share.

Rights as a Stockholder

Except as set forth in the 2024 Ordinary Share Purchase warrants, the 2024 Ordinary Share Purchase warrants do not confer upon holders any voting or other rights as stockholders of the Company.

Trading Market

There is no established public trading market available for the 2024 Ordinary Share Purchase warrants on any national securities exchange or other nationally recognized trading system. In addition, we do not intend to apply to list the 2024 Ordinary Share Purchase warrants on any national securities exchange or other nationally recognized trading system, including the NYSE American.

CERTAIN MATERIAL TAX CONSIDERATIONS

Material United States Federal Income Tax Considerations

The following is a discussion of certain material United States federal income tax considerations relating to the acquisition, ownership, and disposition of our ordinary shares by a U.S. Holder, as defined below, that acquires our ordinary shares in this offering and holds our ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships (or other entities treated as partnerships for United States federal income tax purposes) and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 5% or more of our voting shares, investors that hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax on unearned income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our ordinary shares.

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General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our ordinary shares are urged to consult their tax advisors regarding an investment in our ordinary shares.

The discussion set forth below is addressed only to U.S. Holders that purchase ordinary shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of U.S. federal income tax law to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our ordinary shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, distributions of cash or other property made by us to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

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Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

➢ at least 75% of its gross income for such taxable year is passive income; or

➢ at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our ordinary shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our combined and consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our ordinary shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our ordinary shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the ordinary shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our ordinary shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold ordinary shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the ordinary shares.

If we are a PFIC for your taxable year(s) during which you hold ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

➢ the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;

➢ the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

➢ the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

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The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year during which you hold (or are deemed to hold) ordinary shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of such taxable year over your adjusted basis in such ordinary shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our ordinary shares” generally would not apply. The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations). If the ordinary shares are regularly traded on a qualified stock exchange or other market, and if you are a holder of ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any taxable year in which we are a PFIC, you will be required to file IRS Form 8621 in each such year and provide certain annual information regarding such ordinary shares, including regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our ordinary shares, then such ordinary shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such ordinary shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the ordinary shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your ordinary shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

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Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ordinary shares.

Material Singapore Tax Considerations

The following discussion is a summary of material Singapore income tax, Goods and Services Tax, stamp duty and estate duty considerations relevant to the purchase, ownership and disposition of our ordinary shares by an investor who is not tax resident or domiciled in Singapore and who does not carry on business or otherwise have a presence in Singapore. The statements made herein regarding taxation are based on certain aspects of the tax laws of Singapore and administrative guidelines issued by the relevant authorities in force as of the date hereof and are subject to any changes in such laws or administrative guidelines, or in the interpretation of those laws or guidelines, occurring after such date, which changes could be made on a retroactive basis. The statements made herein do not describe all of the tax considerations that may be relevant to all our shareholders, some of which (such as dealers in securities) may be subject to different rules. The statements are not intended to be and do not constitute legal or tax advice and no assurance can be given that courts or fiscal authorities responsible for the administration of such laws will agree with the interpretation adopted therein. Each prospective investor should consult an independent tax advisor regarding all Singapore income and other tax consequences applicable to them from owning or disposing of our ordinary shares in light of the investor’s particular circumstances.

Income Taxation Under Singapore Law

Dividend Distributions with Respect to Ordinary Shares

On the basis that a company is not tax resident in Singapore for Singapore tax purposes, dividends paid by the company should generally be considered as sourced outside Singapore. Dividends paid by the company incorporated in Singapore under the one-tier tax exemption scheme would allow such dividends not to be subjected to a withholding tax at the point of the distribution nor to be taxed in Singapore upon receipt of such dividends in the hands of the holders of the shares.

Foreign-sourced dividends received or deemed received in Singapore by an individual not resident in Singapore would be exempt from Singapore income tax. This exemption will also apply in the case of a Singapore tax resident individual who receives such foreign-sourced income in Singapore (except where such income is received through a partnership in Singapore).

Foreign-sourced dividends received or deemed received by corporate investors in Singapore will be liable for Singapore tax. However, if the conditions for the exemption of specified foreign-sourced income are met, foreign-sourced dividends received by corporate investors resident in Singapore would be exempt from Singapore tax.

Foreign-sourced dividends received or deemed received in Singapore on or after July 1, 2003 by a Singapore resident corporate taxpayer is exempt from tax, provided certain prescribed conditions are met, including the following:

(a) such income is subject to tax of a similar character to income tax under the law of the jurisdiction from which such income is received;

(b) at the time the income is received in Singapore, the highest rate of tax of a similar character to income tax (by whatever name called) levied under the law of the territory from which the income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is not less than 15%; and

(c) the Comptroller of Income Tax is satisfied that the tax exemption would be beneficial to the person resident in Singapore.

In the case of dividends paid by a company resident in a territory from which the dividends are received, the “subject to tax condition” in (a) above is considered met where tax is paid in that territory by such company in respect of its income out of which such dividends are paid or tax is paid on such dividends in that territory from which such dividends are received. Certain concessions and clarifications have also been announced by the Inland Revenue Authority of Singapore (“IRAS”) with respect to the above conditions.

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Capital Gains upon Disposition of Ordinary Shares

Under current Singapore tax law, there is no tax on capital gains. As such, any profits from the disposal of our ordinary shares would not ordinarily (where such decision to transact would have been made in Singapore) be taxable in Singapore unless the profits are deemed to be income in nature. However, there are no specific laws or regulations which deal with the characterization of whether a gain is income or capital in nature. If the decision to transact can be construed as having been made in Singapore and the gains from the disposal of ordinary shares can be construed to be of an income nature (the IRAS would look at the determining factors such as the motive, the holding period, the frequency of transactions, the nature of the subject matter, the circumstances of realization, the mode of financing and other factors to determine the nature of the trade), the disposal profits would be taxable as income rather than capital gains. As the precise status of each prospective investor will vary from one another, each prospective investor should consult an independent tax advisor on the Singapore income tax and other tax consequences that will apply to their individual circumstances.

Subject to certain conditions being satisfied, gains derived by a company from the disposal of our ordinary shares between the period of July 1, 2012 and December 31, 2027 (inclusive of both dates) will not be subject to Singapore income tax, if the divesting company holds a minimum shareholding of 20% of our ordinary shares and these shares have been held for a continuous minimum period of 24 months. For disposals during the period from July 1, 2012, and May 31, 2022 (inclusive of both dates), this exemption would not apply to the disposal of unlisted shares in a company that is in the business of trading or holding immovable properties in Singapore (excluding property development). For disposals during the period from July 1, 2022, and December 31, 2027 (inclusive of both dates), this exemption would not apply to the disposal of unlisted shares in a company that is in the business of trading, holding or developing immovable properties in Singapore or abroad.

In addition, shareholders who apply, or who are required to apply, the Singapore Financial Reporting Standard 39 (“FRS 39”), Financial Reporting Standard 109 (“FRS 109”) or Singapore Financial Reporting Standard (International) 9 (Financial Instruments) (“SFRS(I) 9”) (as the case may be), for the purposes of Singapore income tax may be required to recognize gains or losses (not being gains or losses in the nature of capital) in accordance with the provisions of FRS 39, FRS 109 or SFRS(I) 9 (as modified by the applicable provisions of Singapore income tax law) even though no sale or disposal of our ordinary shares is made. Singapore corporate shareholders who may be subject to such tax treatment should consult their own accounting and tax advisors regarding the Singapore income tax consequences of their acquisition, holding and disposal of our ordinary shares.

Stamp Duty

There is no Singapore stamp duty payable in respect of the issuance or holding of our new ordinary shares. Singapore stamp duty will be payable if there is an instrument of transfer of our ordinary shares executed in Singapore or if there is an instrument of transfer executed outside of Singapore which is received in Singapore. Under Singapore law, and subject to meeting the qualifying requirements, stamp duty is not applicable to electronic transfers of our shares effected on a book entry basis outside Singapore. We therefore expect that if all qualifying conditions are met, no Singapore stamp duty will be payable in respect of ordinary shares purchased by U.S. holders in this offering assuming that they are acquired solely in book entry form through the facility outside Singapore established by our transfer agent and registrar outside Singapore.

Where shares evidenced in certificated form are transferred and an instrument of transfer is executed (whether physically or in the form of an electronic instrument) in Singapore or outside Singapore and which is received in Singapore, Singapore stamp duty is payable on the instrument of transfer for the sale of our ordinary shares at the rate of 0.2% of the consideration for, or market value of, the transferred shares, whichever is higher. The Singapore stamp duty is borne by the purchaser unless there is an agreement to the contrary. Where the instrument of transfer is executed outside of Singapore and is received in Singapore, Singapore stamp duty must be paid within 30 days of receipt of the instrument of transfer in Singapore. Electronic instruments that are executed outside Singapore are treated as received in Singapore in any of the following scenarios: (a) it is retrieved or accessed by a person in Singapore; (b) an electronic copy of it is stored on a device (including a computer) and brought into Singapore; or (c) an electronic copy of it is stored on a computer in Singapore. Where the instrument of transfer is executed in Singapore, Singapore stamp duty must be paid within 14 days of the execution of the instrument of transfer.

Goods and Services Tax

The issue or transfer of ownership of our ordinary shares would be exempt from Singapore goods and services tax, or GST. Hence, no GST would be incurred on the subscription or subsequent transfer of our ordinary shares.

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The sale of our ordinary shares by a GST-registered investor belonging in Singapore for GST purposes to another person belonging in Singapore is an exempt supply not subject to GST. Any input GST incurred by the GST-registered investor in making the exempt supply is generally not recoverable from the Singapore Comptroller of GST.

Where our ordinary shares are sold by a GST-registered investor in the course of or furtherance of a business carried on by such investor contractually to and for the direct benefit of a person belonging outside Singapore, the sale should generally, subject to satisfaction of certain conditions, be considered a taxable supply subject to GST at 0%. Subject to the normal rules for input tax claims, any input GST incurred by the GST-registered investor in making such a supply in the course of or furtherance of a business carried out by such investor may be fully recoverable from the Singapore Comptroller of GST.

Each prospective investor should consult an independent tax advisor on the recoverability of input GST incurred on expenses in connection with the purchase and sale of our ordinary shares if applicable.

Services consisting of arranging, brokering, placement agent’s or advising on the issue, allotment or transfer of ownership of our ordinary shares rendered by a GST-registered person to an investor belonging in Singapore for GST purposes in connection with the investor’s purchase, sale or holding of our ordinary shares will be subject to GST at the standard rate of 7%. Similar services rendered by a GST-registered person contractually to and for the direct benefit of an investor belonging outside Singapore should generally, subject to the satisfaction of certain conditions, be subject to GST at 0%.

With the implementation of reverse charge from January 1, 2020, the “directly benefit” condition for zero-rating (i.e. GST at 0%) will be amended to allow the zero-rating of a supply of services to the extent that the services directly benefit a person belonging outside Singapore or a GST-registered person in Singapore. Under the reverse charge regime, a GST-registered partially exempt business that is not entitled to full input tax claims will be required to account for GST on all services that it procures from overseas suppliers (except for certain services which are specifically exempt from reverse charge). A non GST-registered person whose total value of imported services for a 12-month period exceeds S$1 million and is not entitled to full input tax claims even if such person was GST-registered may become liable for GST registration and be required to account for GST both on its taxable supplies and imported services subject to reverse charge.

Estate Duty

Singapore estate duty has been abolished with effect from February 15, 2008 in relation to the estate of any person whose death has occurred on or after February 15, 2008.

Tax Treaties Regarding Withholding Taxes

There is currently no comprehensive avoidance of double taxation agreement between the United States and Singapore which applies to withholding taxes on dividends or capital gains.

POTENTIAL PURCHASERS OF OUR ORDINARY SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME, GIFT, ESTATE OR GENERATION-SKIPPING TRANSFER, AND OTHER TAX AND TAX TREATY CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

SELLING SHAREHOLDERS

This prospectus covers the resale by the Selling Stockholders of up to 2,362,149 Ordinary Shares in the aggregate.

The ordinary shares being offered for resale by the selling shareholders were issued on April 16, 2026 as partial consideration for the Company’s acquisition of a Senior Secured Convertible Promissory Note convertible into 9.9% of the equity of Jewel Financial Limited, in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The ordinary shares and pre-funded warrants were issued at a deemed price of $0.40 per share.

Each Purchaser in the private placement had the right elect to purchase Pre-funded Warrants in lieu of Shares in such manner to result in the same aggregate purchase price being paid by such Purchaser for Ordinary Shares less $0.0001 per Pre-funded Warrant. The aggregate exercise price of this Warrant, except for a nominal exercise price of $0.0001 per Warrant Share, was pre-funded to the Company on or prior to the Issue Date and, consequently, no additional consideration (other than the nominal exercise price of $0.0001 per Warrant Share) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant. The Pre-funded Warrants are exerciseable until exercised in full and have pro rata adjustment rights as to exercise price and number of shares into which the Pre-funded Warrant is exerciseable upon a stock split, dividend or similar event.

The selling shareholders acquired the ordinary shares and pre-funded warrants in connection with the sale of their membership interests in Jewel Investments LLC, or of related contractual rights, as part of the consideration for the Company’s acquisition of the Jewel Financial convertible note. American Ventures LLC, Series XI Jewel Digital is the largest selling shareholder and is also the largest member of Jewel Investments LLC. American Ventures LLC also served as the lead investor in the Company’s $8 million registered direct offering that closed on April 16, 2026.

As of the date of this prospectus as amended, the Company has repurchased all of the Pre-Funded Warrants, and this now only registers the 2,362,149 Ordinary Shares that were issued in the April 16, 2026 private placement.

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Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities. Unless otherwise indicated below, to the Company’s knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

Name of selling shareholder	Shares beneficially owned before the offering	Shares to be sold under this offering (a) (b)	Shares beneficially owned after offering	% shareholding after offering
Scott Herman (2)	-	255,583	-	-%
Jacob Babins (2)	-	255,583	-	-%
Jose Rodriguez (2)	-	983	-	-%
Titan Multi Strategy Fund Ltd (3)	-	400,000	-	-%
Stetson Capital Investments Retirement (4)	-	300,000	-	-%
Kyle Wool (2)	-	300,000	-	-%
James McCabe (2)	-	250,000	-	-%
Peter Benz (2)	-	200,000	-	-%
Anthony Hayes (2)	-	100,000	-	-%
Frederick Herman (2)	-	100,000	-	-%
Craig Cooper (2)	-	100,000	-	-%
John Fishburn (2)	-	100,000	-	-%
Total	-	2,362,149	-	-%

(a)	This table and the information in the notes below are based upon information available to the Company. Any securities not outstanding which are subject to options, warrants, rights or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such selling stockholder but are not deemed to be outstanding for the purpose of computing the percentage of the class by any other selling stockholder. Except as expressly noted in the footnotes below, beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. The amounts set forth in this column reflect the application of various limitations on the issuance of Conversion Shares and Warrant Shares in the Certificate of Designations and the Warrants, respectively, including beneficial ownership limitations and limitations under the rules or regulations of Nasdaq.
(b)	The total issued shares including the unexercised prefunded warrants as of June 30, 2026 is 190,847,508. The percentage of shareholding after the offering is determined by total issued shares including the unexercised warrants and assumes all selling shareholders sell all shares and/or shares underlying prefunded warrants owned by them.

(1)	Intentionally omitted.

(2)	Unless otherwise noted, the address for each selling stockholder is 2401 E. Atlantic Blvd. Ste. 400, Pompano Beach, FL 33062.

(3)	Jonathan Honig is the President of Titan Multi-Strategy Fund, Inc., which is the General Partner of Titan Multi Strategy Fund Ltd. The address is 5825 Windsor Court, Boca Raton, FL 33432.

(4)	The registered agent is John Stetson. The address is 2300 E LAS OLAS BLVD, 4TH FLOOR, FORT LAUDERDALE, FL 33301.

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PLAN OF DISTRIBUTION

This prospectus covers the resale by the Selling Stockholders of up to 2,362,149 Ordinary Shares in the aggregate.

The Ordinary Shares issued to the selling shareholders as partial consideration for the Company’s acquisition of a Senior Secured Convertible Promissory Note convertible into 9.9% of the equity of Jewel Financial Limited. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock, although we will receive the exercise price of any Warrants not exercised by the selling stockholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may sell all or a portion of the shares of Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at prices related to prevailing market prices, varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

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In addition, the selling stockholders may transfer the securities by other means not described in this prospectus. If the selling stockholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the securities or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The selling stockholders may also sell securities short and deliver securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge securities to broker-dealers that in turn may sell such securities.

The selling stockholders may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the securities registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of securities by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to such securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We will pay all expenses of the registration of the securities pursuant to the Registration Rights Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the Registration Rights Agreement or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Joseph Lopez LLP, Singapore.

EXPERTS

The consolidated balance sheets of Genius Group Limited (the “Company”) and its subsidiaries (the “Group”) as of December 31, 2025 and 2024, the related consolidated statements of Operations and comprehensive (Loss)/Income, statements of changes in shareholders’ equity, and cash flows for the years ended December 31, 2025, 2024 and 2023 and the related notes (collectively referred to as the “consolidated financial statements”) have been included in this registration statement in reliance upon the report of Enrome LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the Ordinary Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the Ordinary Shares offered hereby, we refer you to the registration statement, the documents incorporated by reference herein and the exhibits and schedules filed thereto. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information is available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.geniusgroup.net. You may access our Registration Statement on Form F-1, annual reports on Form 20-F, current reports on Form 6-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website address does not constitute incorporation by reference of the information contained on our website, and you should not consider the contents of our website in making an investment decision with respect to our Ordinary Shares.

You may also request all information free of charge from the Company at:

Genius Group Limited

c/o Roger Hamilton, Chief Executive Officer

3 Temasek Avenue,

#18-01, Centennial Tower,

Singapore 039190

Tel: +65 6950 3859

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference herein because it is an important part of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

(i)	our Annual Report on Form 20-F (File No. 001-41353) filed on March 9, 2026.

(ii)	Our Form 6-K Current Reports filed March 9, 2026, April 1, 2026, April 6, 2026, April 22, 2026, May 4, 2026, May 12, 2026, May 21, 2026, May 28, 2026, June 3, 2026, June 5, 2026, June 5, 2026, June 15, 2026, June 17, 2026 and June 22, 2026.

(iii)	the description of our Ordinary Shares contained in our Registration Statement on Form 8-A (File No. 001-41353) filed with the SEC on April 11, 2022.

All subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q, 8-K and 6-K filed by us pursuant to the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus. We also incorporate by reference any Form 6-K that we furnish to the SEC after the date of the initial registration statement and prior to effectiveness, or after the date of this prospectus and prior to the termination of the offering, if the Form 6-K expressly states that it is incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the fees and expenses, other than underwriting discounts or commissions, payable by the Registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates except for the registration fee. All of the expenses below will be paid by the Registrant.

Item	Amount(1)
SEC registration fee	$1151.75	(1)
FINRA filing fee		$(1)
Transfer agent’s fees and expenses		$(1)
Legal fees and expenses		$(1)
Accounting fees and expenses		$(1)
Trustee fees and expenses		$(1)
Printing fees and expenses		$(1)
Miscellaneous fees and expenses		$(1)
Total		$(1)

Item 15. Indemnification of Directors and Officers

Section 172 of the Singapore Companies Act prohibits a company from exempting or indemnifying its officers (including directors acting in an executive capacity) and similarly Section 208A of the Singapore Companies Act prohibits a company from exempting or indemnifying its auditors against any liability, which by law would otherwise attach to them for any negligence, default, breach of duty or breach of trust of which they may be guilty relating to us. However, a company is not prohibited from (a) purchasing and maintaining for any such individual insurance against any such liability, or (b) indemnifying such individual against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted, or in connection with any application under Section 76A(13) or 391 or any other provision of the Singapore Companies Act in which relief is granted to him by the court, (c) or indemnifying an officer against liability incurred by him or her to a person other than the company except in circumstances where such liability is for any criminal or regulatory fines or penalties, or where such liability is incurred in respect of (i) defending criminal proceedings in which he or she is convicted, (ii) defending civil proceedings commenced by the company or a related company against him in which judgment is given against him or (iii) in connection with an application for relief under section 76A(13) or section 391 of the Singapore Companies Act in which the court refuses to grant him relief.

Subject to the Singapore Companies Act and every other Singapore statute for the time being in force concerning companies and affecting us, our constitution provides that each of our directors and officers and those of our subsidiaries and affiliates shall be entitled to be indemnified by us or such subsidiary against any liability incurred by him or her arising out of or in connection with any acts, omissions or conduct, actual or alleged, by such individual acting in his or her capacity as either director, officer, secretary or employee of us or the relevant subsidiary, except to such extent as would not be permitted under applicable Singapore laws or which would otherwise result in such indemnity being void in accordance with the provisions of the Singapore Companies Act.

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We may indemnify our directors and officers against costs, charges, fees, expenses and liabilities that may be incurred by any of them in defending any proceedings (whether civil or criminal) relating to anything done or omitted or alleged to be done or omitted by such person acting in his or her capacity as a director, officer or employee of our Company, in which judgment is given in his or her favor, or in which he or she is acquitted or in which the courts have granted relief pursuant to the provisions of the Singapore Companies Act or other applicable statutes, provided that such indemnity shall not extend to any liability which by law would otherwise attach to him or her in respect of any negligence, default, breach of duty or breach of trust in relation to our Company, or which would otherwise result in such indemnity being voided under applicable Singapore laws. No director or officer of our Company shall be liable for any acts, omissions, neglects, defaults or other conduct of any other director or officer, and to the extent permitted by Singapore law, our Company shall contribute to the amount paid or payable by a director or officer in such proportion as is appropriate to reflect the relative fault of such director or officer, taking into consideration any other relevant equitable considerations, including acts of other directors or officers and our Company, and the relative fault of such parties in respect thereof.

In addition, subject to the Singapore Companies Act and every other Singapore statute for the time being in force concerning companies and affecting our Company, no director, managing director or other officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense incurred by us, through the insufficiency or deficiency of title to any property acquired by order of the directors for us or for the insufficiency or deficiency of any security upon which any of our moneys are invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited, or any other loss, damage or misfortune which happens in the execution of his duties, unless the same happens through his own negligence, default, breach of duty or breach of trust.

We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 16. Exhibits

Exhibit Number	Description

5.1	Legal Opinion**
23.1	Consent of Enrome LLP, Independent Registered Public Accounting Firm**
23.2	Consent of law firm – includes as part of Exhibit 5.1
Power of Attorney (included on the signature page to this Registration Statement).
107	Filing Fee Table**.

†	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference, if applicable.
*	Filed herewith.
**	Filed previously.
+	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.

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Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on July 1, 2026.

GENIUS GROUP LIMITED

By:	/s/ Roger James Hamilton
Name:	Roger James Hamilton
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Roger Hamilton, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 increasing the number of shares for which registration is sought, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorney-in-fact and agent so acting deem appropriate, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger James Hamilton	Chief Executive Officer,	July 1, 2026
Roger James Hamilton	Chairman (principal executive officer)

/s/ Gaurav Dama	Chief Financial Officer	July 1, 2026
Gaurav Dama	(principal financial and accounting officer)

/s/ Suraj Naik	Chief Technology Officer, Director	July 1, 2026
Suraj Naik

/s/ Eva Mantziou	Director	July 1, 2026
Eva Mantziou

/s/ Gary M Pattinson	Director	July 1, 2026
Gary M Pattinson

/s/ Ian Putter	Director	July 1, 2026
Ian Putter

/s/ Thomas Power	Director	July 1, 2026
Thomas Power

/s/ Eduardo Huerto Mercado	Director	July 1, 2026
Eduardo Huerto Mercado

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